                                                                   Exhibit 10.01

               ================================================

                                     The
                       Education Management Corporation
                                Retirement Plan

               ================================================

                               Table of Contents

Quick-Reference Information

     Sponsor 1
     Other Participating Employers......................................   1
     Plan Administrator.................................................   1
     Trustee............................................................   1
     Appeals Authority..................................................   1
     Length Of Service Required For Benefits (Vesting Schedule).........   2
     Plan Year Ends Every...............................................   2
     Plan Number........................................................   2

Welcome to the Plan!

     Introduction.......................................................   3
     Individual accounts................................................   3
     Contributions......................................................   3
     Payments...........................................................   3
     Plan and summary plan description..................................   4
     Ordinary names.....................................................   4
     Effective Date.....................................................   4

How You Get into the Plan

     Introduction.......................................................   5
     The eligibility requirements.......................................   5
     Actually getting in................................................   5
     If things change...................................................   5

Trading Off Your Pay For Contributions to the Plan

      Introduction.......................................................  6
      How much you can trade off.........................................  6
      How to do it.......................................................  6
      Possible but unlikely limit........................................  7

Matching Contributions

      Introduction.......................................................  7
      Special eligibility rule...........................................  7
      Rate of match......................................................  7
      Form of matching contribution......................................  8
      Reports............................................................  8
      Investment.........................................................  8

Profit Sharing Contributions

      Introduction.......................................................  8
      Who shares in profit sharing contributions.........................  8
      How much you get...................................................  9
      Reports............................................................  9

The Former ESOP and Employer Stock Accounts

      Introduction.......................................................  9
      Who has an employer stock account..................................  9
      Who would share in ESOP contributions..............................  9
      How much you get................................................... 10
      Reports............................................................ 10

Incoming Rollovers

      Introduction....................................................... 10
      Direct rollover.................................................... 10
      Indirect rollover.................................................. 11
      Rules applicable to both types of rollover......................... 11
      Approval of plan administrator..................................... 11
      Separate accounting................................................ 11

What Happens to the Money While It's in the Plan

      Introduction....................................................... 11
      "Exclusive benefit"................................................ 11
      Investment......................................................... 12
      Recordkeeping...................................................... 12
      Return of contributions............................................ 12

Making Your Own Investment Decisions

      Introduction......................................................... 13
      The choices.......................................................... 13
      Getting information.................................................. 13
      Implementing your choices............................................ 13
      Your responsibility.................................................. 13

When You Retire or Terminate Employment

      Introduction......................................................... 14
      Normal retirement after age 65....................................... 14
      Early retirement after age 55........................................ 14
      Disability........................................................... 14
      Other termination of employment...................................... 14
      Forfeitures.......................................................... 15
      Some special rules about termination of employment................... 15

When Payment Is Actually Made

      Introduction......................................................... 16
      General rule......................................................... 16
      Your choices about timing............................................ 16
      Latest possible date to take the money (or stock).................... 16

How Payment Is Made

      Introduction......................................................... 17
      All accounts other than employer stock account....................... 17
      Employer stock account............................................... 17
      Having the money transferred directly to another plan................ 18
      "Put" option......................................................... 19

How to Claim Your Money or Stock

      Introduction......................................................... 20
      Pre-approved payments................................................ 20
      Making a formal claim................................................ 20
      Appeal............................................................... 20
      Discretionary authority.............................................. 21

Payment Before Termination of Employment

      Introduction......................................................... 21
      Withdrawal of after-tax contributions................................ 21
      Age 59 1/2........................................................... 21
      Age 70 1/2........................................................... 21
      Hardship............................................................. 21

Borrowing Money From Your Accounts

      Introduction......................................................... 23
      Eligibility.......................................................... 23
      Number............................................................... 23
      Amount............................................................... 23
      Promissory note...................................................... 23
      Term................................................................. 23
      Interest............................................................. 23
      Source and application of funds...................................... 23
      Repayment............................................................ 24
      Security............................................................. 24
      Pre-payment.......................................................... 24
      Default.............................................................. 24
      How to apply......................................................... 24

In Case of Death

      Introduction......................................................... 25
      If you're married.................................................... 25
      If you're not married................................................ 25
      Naming your beneficiary and getting spousal consent.................. 25
      Claiming your accounts............................................... 26

Child Support, Alimony and Property Division in Divorce

      Introduction......................................................... 26
      What a domestic relations order is................................... 26
      What happens when a domestic relations order comes in................ 27

How the Length of Your Service Is Calculated

      Introduction......................................................... 28
      12-Month periods..................................................... 28
      Years of service..................................................... 28
      Full-time employees.................................................. 28
      Part-time faculty.................................................... 28
      Other part-time employees............................................ 29
      Back pay............................................................. 29
      Breaks in service.................................................... 29
      How breaks in service cancel years of service........................ 29
      Service with related employers....................................... 30

When You Return from Military Service

      Introduction......................................................... 30
      Break in service..................................................... 31
      401(k) contributions................................................. 31
      Matching contributions............................................... 31
      Profit sharing contributions and ESOP contributions.................. 31
      Your "pay"........................................................... 31
      Percentage of entitlement to employer accounts....................... 31
      Limits and testing................................................... 32

What the Plan Administrator Does

      Introduction......................................................... 32
      Reporting and disclosure............................................. 32
      Bonding.............................................................. 32
      Numerical testing.................................................... 33
      Prohibited transactions.............................................. 33
      Expenses............................................................. 33
      Limitation........................................................... 33

What the Employer Does

      Introduction......................................................... 33
      Establishment........................................................ 33
      Contributions........................................................ 33
      Employment records................................................... 34
      Insurance and indemnification........................................ 34
      Changing the plan.................................................... 34
      Ending the plan...................................................... 34

Maximum Amount of 401(k) Contributions

      Introduction......................................................... 35
      $10,500 limit........................................................ 35
      If the $10,500 limit is exceeded..................................... 35
      Utilization test..................................................... 35
      Who the restricted employees are..................................... 36
      Performing the utilization test...................................... 36
      If the utilization test reveals a problem............................ 38
      Returning excess contributions....................................... 38
      Combining plans...................................................... 38

Maximum Amount of Matching Contributions

      Introduction......................................................... 39
      Matching contributions by themselves................................. 39
      Matching contributions in combination................................ 39
      If this test of matching contributions reveals a problem............. 39

Maximum Amount of Total Contributions

      Introduction......................................................... 40
      25% of pay limit..................................................... 40
      If there's more than one defined contribution plan................... 41
      If there's also a defined benefit plan............................... 41
      Related employers.................................................... 41

Improvements When The Plan Is Top-Heavy

      Introduction......................................................... 42
      Who is in the concentration group.................................... 42
      Performing the concentration test.................................... 43
      Changes if the plan is top-heavy..................................... 44

Special ESOP Provisions

      Introduction......................................................... 45
      The nature of an ESOP................................................ 45
      Investment........................................................... 45
      "Employer securities"................................................ 46
      Voting............................................................... 47
      Diversification...................................................... 47
      "Nonterminable" protections and rights............................... 49
      Non-allocation under Code section 409(n)............................. 49

Miscellaneous

      What "pay" or "compensation" means................................... 50
      Leased employees..................................................... 50
      Family and medical leave............................................. 50
      Changes in vesting schedule.......................................... 51
      Non-Alienation....................................................... 51
      Payments to minors................................................... 51
      Unclaimed benefits................................................... 51
      Plan assets sole source of benefits.................................. 51
      No right to employment............................................... 51
      Profit sharing and stock bonus plan.................................. 52
      Merger of plan....................................................... 52
      Protection of benefits, rights, and features from previous edition of plan............................................................ 52
      Governing law........................................................ 52
      No PBGC Coverage..................................................... 52
      "Highly compensated employees."...................................... 52
      Statement of ERISA rights............................................ 52

Special Arrangements for New Participating Employers

      Introduction......................................................... 54
      Illinois Institute of Art............................................ 54
      New York Restaurant School........................................... 54
      Art Institutes International Portland, Inc........................... 54
      Massachusetts Communications College................................. 54
      Art Institute of Charlotte........................................... 55
      Art Institute of Las Vegas........................................... 55
      Art Institute of California.......................................... 55

                         ============================

                                Quick-Reference
                                  Information

                         ============================

Sponsor

         Education Management Corporation
         300 Sixth Avenue, Suite 800
         Pittsburgh, PA 15222

         Employer identification number assigned by the IRS:  25-1119571

Other Participating Employers

         The other participating employers are listed on Appendix A, which appears at the end of the plan

Plan Administrator

         Retirement Committee
         c/o Education Management Corporation
         300 Sixth Avenue, Suite 800
         Pittsburgh, PA 15222

         Telephone: (412) 562-0900

Trustee

         Fidelity Management Trust Company
         82 Devonshire Street
         Boston, MA 02109

         (Prior to the merger of the ESOP into the Retirement Plan, the trustee of the assets of the ESOP was:
         Marine Midland Bank
         One Marine Midland Center, 17th Floor
         P. O. Box 4567
         Buffalo, NY 14240)

Appeals Authority

         Retirement Committee
         c/o Education Management Corporation
         300 Sixth Avenue, Suite 800
         Pittsburgh, PA 15222

Length Of Service Required For Benefits (Vesting Schedule)

         Less than 5 years of service         0%
         5 years of service                 100%

         Because the vesting schedule was different before April 1, 2000, two special rules apply:

         . First, the change in vesting schedule does not have the effect of reducing anyone's vesting percentage. For example, if you had 3 years of service before April 1, 2000 and therefore were 20% vested, you remain 20% vested even under the new schedule.

         . Second, if you had at least 3 years of service before April 1, 2000, you will always get the better of the old schedule or the new schedule. This means, for example, that after a total of 4 years of service, you will advance to being 40% vested (according to the old schedule) and after 5 years of service, you will advance to being 100% vested (according to the new schedule).

Plan Year Ends Every December 31

Plan Number 001

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                ===============================================

                             Welcome to the Plan!

                ===============================================


     Introduction This is the Retirement Plan sponsored by Education Management Corporation, which we will call "the sponsor." It is maintained by the sponsor and the other participating employers identified above in the section called "Quick-Reference Information" under the heading "Other Participating Employers."

     Please note: The sponsor used to maintain two separate plans -- the Retirement Plan and the Employee Stock Ownership Plan. To simplify administration and make it easier for you to understand your retirement benefits, they have now been consolidated into a single plan, and this is it.

     Individual accounts Simply put, the plan consists of a series of individual accounts set up for the employees who are in the plan. Actually, an employee may have a number of different accounts:

     . a 401(k) account (if you choose to trade off pay for contributions to the plan),

     . a match account (again, if you choose to trade off pay for contributions to the plan),

     . a profit sharing account,

     . an employer stock account (if you are eligible to participate in the ESOP portion of the plan), and

     . a rollover account (if you roll money into this plan from another plan).

Employees who were in this plan (that is, the Retirement Plan) before May 1, 1992 and who made after-tax employee contributions also have an after-tax contribution account for those after-tax employee contributions.

     Contributions Money goes into your 401(k) account if you choose to trade off pay for a contribution to the plan. If you do, the employer matches your 401(k) contributions (assuming you have completed one year of service, as described later in the plan); the matching contributions go into your match account.

     The employer is permitted (but not required) to make additional contributions -- beyond your 401(k) contributions and any matching contributions. Your share of any additional contributions goes into your profit sharing account.

     Payments While the money is in the plan, it is invested in accordance with your investment instructions (except for any employer stock account, of course, which is invested in employer stock). Then, after you leave the company, you are entitled to all of the money in your 401(k) account (and any rollover account or after-tax employee contribution account, if you have one). Depending on the length of your service, you may be entitled to part or all of the money in your match account and your profit sharing account and the stock in your employer stock account.

Retirement Plan  Page 3
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     Please note: Federal law may require withholding or other taxes on the money that you are paid from this plan. The plan administrator will naturally comply with any such law. But for the sake of simplicity, we will say here in the plan that you will receive "all the money." Just keep in mind that "all the money" is before any required withholding or other taxes.

     Plan and summary plan description The plan document -- that's what this is --sets out the rules for how and when you get into the plan, how and when money goes into your accounts, what happens to the money while it's in the plan, and how and when you can get the money out.

     This plan is written in simple, easy-to-understand language. Therefore, it serves as both the plan document and the "summary plan description" required by federal law.

     Ordinary names Throughout the plan, we will refer to things by their ordinary names. We will call this plan simply "the plan." We will call the sponsor which is identified in the section called "Quick-Reference Information" simply "the sponsor." When we say "employer," we mean the sponsor or one of the other participating employers -- whichever one employs you. When we say "you," we mean you the employee (or former employee) who participates in the plan. When we say "Code," we mean the federal Internal Revenue Code of 1986, as in effect from time to time.

     There is one exception to this rule. From time to time, we will refer to your "pay" or "compensation." Unfortunately, those terms have highly technical meanings, which can change for different purposes under the plan. The various technical definitions are set forth at the end of the plan under the heading "Miscellaneous."

     Effective Date This edition of the plan generally takes effect on August 1, 2001 and applies only to participants who have at least one hour of service on or after that date. We say "generally" because there are a few provisions that take effect on other dates; when those provisions come along, we will say exactly when they take effect.

     This restatement of the Education Management Corporation Retirement Plan is conditional upon approval by the Internal Revenue Service. Sometimes, the IRS asks for minor, technical changes in order to give their approval, but if any such changes are made, we will let you know.

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               ================================================

                           How You Get into the Plan

               ================================================

     Introduction Before you can get any benefit from the plan, you have to get into the plan. This part of the plan document explains how you get in.

     The eligibility requirements There are three requirements in order to be eligible to get into the plan:

     . First, you have to be an employee of the employer. Remember, when we say "the employer," we mean the sponsor or one of the other participating employers -- whichever one employs you. Independent contractors are not employees of the employer, nor are workers whose services are leased from a leasing organization (such as "temps"), and they are therefore not eligible for the plan.

     . Second, you must be classified by the employer as a salaried, clerical or hourly employee and must not be (a) matriculated in an employer with an enrollment agreement (i.e., a student) or (b) a member of a collective bargaining unit unless the collective bargaining agreement provides for participation in this plan.

     . Third, you must have worked for the employer for 30 days.

     Any special arrangements that might be made for employees of new participating employers are described at the end of the plan in the section called "Special Arrangements for New Participating Employers."

     Actually getting in As soon as you meet all of the eligibility requirements at the same time, you are enrolled in the plan on the first of the next month. Enrollment is automatic; you don't have to fill out any forms just to get into the plan. But you do have to take action if you want to:

     . trade off pay for contributions to the plan, as explained in the following section called "Trading Off Your Pay for Contributions to the Plan," or

     . direct the investment of your accounts into any investment option other than the default investment option, as explained later in the section called "Making Your Own Investment Decisions," or

     . name a beneficiary for any benefits that may be payable after your death, as explained in the section called "In Case of Death."

     If things change If at any time you cease to be an employee of the employer or you cease to be employed in the classification of employees who are eligible to get into the plan, then your participation in the plan ceases immediately and automatically. (If you later return to employment with the employer in the classification of eligible employees, you will participate in the plan again immediately. It may be necessary to take action to re-start your 401(k) contributions, as described in the next section.)

Retirement Plan  Page 5

     Of course, after you leave the plan, you may still be entitled to receive the money in your account. (We will discuss this later in the section called "When You Retire or Terminate Employment.") And you remain entitled to direct the investment of the money in your account until it is paid or forfeited.


                         ============================

                           Trading Off Your Pay For
                           Contributions to the Plan

                         ============================


     Introduction You may have heard about plans called "401(k)" plans. That's what this is. It offers you the opportunity to trade off your pay for contributions to the plan. It is particularly attractive because, under the current federal income tax law, you don't pay current federal income tax on the amount of pay that you trade off for a contribution to the plan.

     Please note: While free from federal income tax, these amounts are still subject to Social Security tax (FICA) and state and local income tax in Pennsylvania and a few other states.

     How much you can trade off You can trade off any percentage of your pay, expressed in whole numbers, up to 15% of your pay.

     How to do it If you would like to trade off some of your pay in return for a contribution to the plan, get in touch with Fidelity, using the toll-free number shown in the materials that you receive from Fidelity. You will authorize the employer to reduce your pay by a certain percentage and, instead of paying it to you in cash, to put that amount into your 401(k) account in the plan.

     There are several simple rules for making contributions by this method (these rules were created by the IRS):

     . You must enter into an enforceable agreement with the employer to do this. (This is handled by Fidelity, which forwards your authorization to the employer to be implemented in the payroll system and sends you a confirmation in the mail.)

     . The agreement only applies to pay that you earn after the agreement is entered into. (In other words, you can't make this type of contribution retroactively).

     . You can terminate the agreement at any time by notifying Fidelity, but the agreement still applies to all pay that was earned while the agreement was in effect. (In other words, you can't terminate the agreement retroactively.)

     . You can change your agreement at any time, but the change will take effect at the beginning of the following month.

     Whenever a contribution is made by this method, you will see it on your pay stub. From this point

Page 6 The Education Management Corporation forward in the plan, we will call these your "401(k) contributions."

     Possible but unlikely limit It is possible, though highly unlikely, that contributions under this section of the plan would create a situation where total contributions were greater than the amount permitted as a deduction under the Code. If that were to happen, contributions under this section would be limited (or, if already made, would be returned to the employer) beginning with those that represent the greatest percentage of pay, so that the correction would have the effect of imposing a maximum permissible percentage somewhat lower than 15%. If any contributions made on your behalf under this section of the plan are returned to the employer, of course they will promptly be paid to you and will be treated as taxable income for the year in which they were contributed to the plan.


                         ============================

                            Matching Contributions

                         ============================

     Introduction In order to encourage employees to make 401(k) contributions (in other words, to encourage savings for retirement), the employer agrees to make an additional contribution to the plan on your behalf if you make 401(k) contributions. This is called a matching contribution and it is an additional contribution on top of your pay.

     Special eligibility rule Although you are eligible to make 401(k) contributions on the first of the month after 30 days of employment with the employer, you are not eligible for matching contributions until the next January 1 or July 1 after you have completed one year of service. This doesn't necessarily mean 12 months. You may be credited with a "year of service" after just 900 hours of service. This is explained later in the plan under the heading "How the Length of Your Service Is Calculated."

     Rate of match The employer agrees to make an additional contribution to the plan of $1 for every dollar of 401(k) contributions that you choose to make up to 3% of your pay plus $.50 for every dollar of 401(k) contributions from 4% to 6% of your pay. Here is a table showing the match that would apply to various levels of 401(k) contributions:

                      401(k) Contributions           Match
                      1%                                1%
                      2%                                2%
                      3%                                3%
                      4%                              3.5%
                      5%                                4%
                      6% - 15%                        4.5%

     Matching contributions are made each pay period. With one exception, the matching contribution is calculated separately for each pay period, based on your 401(k) contributions for that pay period alone, not on a cumulative basis during the plan year. For example, if your rate of 401(k) contributions is less than 6% for a particular pay period (so you're not getting the maximum available matching contribution), you can't make it up by boosting your rate to more than 6% in some future pay period. And if your 401(k) contributions reach the dollar limit described later in the plan in the section called "Maximum Amount of 401(k) Contributions" (and therefore stop) before the end of the year, your matching contributions will stop

Retirement Plan  Page 7
at the same time.

     As an exception, however, effective January 1, 1999, if you have maintained a rate of 401(k) contributions of 6% or more throughout the plan year but your matching contributions stop because you reach the dollar limit on 401(k) contributions before the end of the year, the employer will make a "catch-up" matching contribution, as soon as administratively possible at the end of the plan year, in whatever additional amount is necessary to provide you with the maximum available matching contribution for the plan year.

     Form of matching contribution Matching contributions will ordinarily be made in cash. But there are two possible exceptions. First, the employer is permitted (but not required) to make matching contributions in employer stock. Second, if forfeitures from employer stock accounts are used to make the matching contribution, either in whole or in part, those forfeitures may be applied either in the form of employer stock or by selling the stock and applying them in cash.

     Reports The employer's matching contribution is added to your match account. When the employer contributes in this manner, you will see it on your periodic statements from the trustee, Fidelity.

     Investment To the extent that the matching contribution is made in employer stock, your match account will be shown as invested in employer stock. Keep in mind that this is still your match account, not an "employer stock account," which is something different that is explained later in the plan in the section called "The Former ESOP and Employer Stock Accounts." You can direct that the employer stock in your match account be sold and the proceeds invested in one or more of the available investment options, as explained later in the section called "Making Your Own Investment Decisions."


                         ============================

                                Profit Sharing
                                 Contributions

                         ============================


     Introduction In addition to 401(k) contributions that you choose to make, and the matching contributions that go with them, the employer can make profit sharing contributions whenever it chooses to do so. The employer is under no obligation to contribute to the plan in this manner. If the employer contributes in this manner, its contribution is on top of your pay. That is, the employer makes the contribution out of its own money; you don't have to trade off any pay to get it. We will call these "profit sharing contributions."

     Who shares in profit sharing contributions If the employer makes a profit sharing contribution, the amount is allocated as of the last day of the plan year (currently, December 31) among the individual accounts of all the participants in the plan who meet all three of these requirements:

     . you have become eligible to receive matching contributions by the last day of that plan year and

     . you completed a year of service during that plan year (see "How the Length of Your Service Is Calculated," later in the plan, for what constitutes a "year of service") and

Page 8  The Education Management Corporation

     . you were employed by the employer on the last day of the plan year, currently December 31 (or you retired during the year, became disabled during the year or died during the year).

     Keep in mind that only employees who have become eligible for matching contributions are entitled to share in profit sharing contributions. If you do not become eligible for matching contributions until January 1, you do not share in the profit sharing contributions for the preceding year.

     How much you get Profit sharing contributions are divided in proportion to each employee's pay from the employer during that year -- so everybody gets an amount equal to the same percentage of pay added to his or her account.

     Reports A profit sharing contribution by the employer is added to your profit sharing account. When the employer contributes in this manner, you will see it on your periodic statements from the trustee, Fidelity.


                         ============================

                              The Former ESOP and
                            Employer Stock Accounts

                         ============================


     Introduction The ESOP loan has been paid off, so no more ESOP contributions by the employer are contemplated (as explained near the end of the plan in the section called "Special ESOP Provisions"). But participants may still have employer stock accounts, reflecting contributions to the ESOP when it was a separate plan, so it is useful to describe employer stock accounts.

     Who has an employer stock account Not everyone in the plan has an employer stock account. There are two categories of employees who have employer stock accounts:

     . Everyone who had an account in the Education Management Corporation Employee Stock Ownership Plan before it was merged into this plan, effective April 7, 1999, still has an employer stock account. It is the same account that he or she had under the ESOP; now it is maintained under this plan instead.

     . Everyone who received an allocation of ESOP contributions or forfeitures through the end of 1999 or receives an allocation of ESOP forfeitures after 1999 also has an employer stock account, in which those ESOP contributions or forfeitures are held.

     Who would share in ESOP contributions . Though no more employer contributions are contemplated for the ESOP portion of the plan, this section describes how an employer contribution would be allocated among participants if it were to be made. ESOP contributions would be allocated as of the last day of the plan year (currently, December 31) among the employer stock accounts of employees in the plan who meet all of these requirements:

     . You were employed on the last day of the plan year by an employer that participates in

Retirement Plan  Page 9
     the ESOP feature of the plan (or you retired from such an employer during the year, became disabled from such an employer during the year, or died during the year while employed by such an employer).

     Please note: Not all employers who participate in the 401(k) feature of the plan participate in the ESOP feature. To find out if your employer participates in the ESOP feature, look at the list of participating employers on Appendix A at the end of this plan: employers that do not participate in the ESOP are denoted with an asterisk.

     . You have become eligible to receive matching contributions by the last day of that year.

     . You completed a year of service during that plan year (see "How the Length of Your Service Is Calculated," later in the plan, for what constitutes a "year of service").

     Keep in mind that only employees who have become eligible for matching contributions are entitled to share in ESOP contributions. If you do not become eligible for matching contributions until January 1, you do not share in any ESOP contributions for the preceding year.

     How much you get ESOP contributions would be divided in proportion to each eligible employee's pay from the employer during that year -- so everybody would get an amount equal to the same percentage of pay added to his or her employer stock account. (If you are still technically employed by the sponsor or another employer that participates in the ESOP, so that you would be entitled to share in ESOP contributions or forfeitures, but some of your pay comes from another employer that does not participate in the ESOP feature, your pay from both employers would be taken into account for this purpose.)

     Reports . Your share of ESOP contributions would be added to your employer stock account as of the last day of the plan year. You would see the amount on your statements from the trustee, Fidelity.

                         ============================

                              Incoming Rollovers

                         ============================


     Introduction There is one other way that money can come into the plan for you. That is when money is transferred from another plan. It is called a "rollover," and this section will explain how it works.

     Direct rollover If you are entitled to get money from a pension, profit sharing or stock bonus plan, and it constitutes an "eligible rollover distribution" under the Code, that plan must offer you the opportunity to have the money transferred directly to another plan (instead of paid to you in cash) if you can find a plan that will take it.

     This plan will take a direct transfer of that type, if all of the other rules of this section are met. (This is what the law calls a "direct rollover.")

Page 10 The Education Management Corporation choose to take the money in cash from that other plan. If you do, and you get what the law calls an "eligible rollover distribution," you can still make a rollover to this plan if:

         . you deliver a check to the plan administrator not later than the 60th day after you received the money from the other plan, or

         . put the money in a "conduit" individual retirement account within 60 days after you received the money from the other plan, never make any other contributions to that conduit IRA, and then transfer all of that money to this plan; and

         .  all of the other rules of this section are met.

         The rules of the Code for indirect rollovers are very strict and can be very tricky. This plan does not attempt to explain those rules. You should consult the tax advisor of your choice.

         Rules applicable to both types of rollover This plan will not accept any rollover that does not comply with the requirements of the Code. Foremost among them is the requirement that the rollover come from a pension, profit sharing or stock bonus plan that is qualified under section 401(a) of the Code.

         In addition, this plan is set up to be generally exempt from the joint and survivor annuity rules of the Code. This plan will not accept any transfer of assets from another plan if the effect would be to make this a "transferee plan" subject to those rules.

         Approval of plan administrator If you would like to make a rollover to this plan, get in touch with the trustee (Fidelity), which can give you the forms. The plan administrator has complete authority to deny any requested rollover if the person requesting the rollover is unable or unwilling to satisfy the plan administrator that the rollover complies with these rules and will not jeopardize the intended status and operation of the plan.

         Separate accounting If the plan accepts a rollover on your behalf, that rollover will be put into a separate account for you -- separate from your 401(k) account, your match account, your profit sharing account and your employer stock account (if any).


                       ================================

                           What Happens to the Money
                            While It's in the Plan

                       ================================

         Introduction As required by law, the individual accounts of the employees in the plan are held in trust by the trustee identified at the beginning of the plan in the section called "Quick-Reference Information" under the heading "Trustee." A trust is a pool of assets held by an individual or company (such as a bank) who is called the "trustee." All contributions to the plan are paid to the trustee.

         "Exclusive benefit" The trustee holds the assets of the plan for the exclusive benefit of the employees in the plan -- that is, exclusively for the purposes of providing benefits to participants and beneficiaries of the plan and defraying the reasonable expenses of administering the plan.

Retirement Plan  Page 11

          Investment Assets held by the trustee are invested by the trustee in accordance with the terms of the plan. Except for employer stock accounts, the plan gives you free choice among a number of different investment funds (as described in the following section of the plan). Employer stock accounts are invested in employer stock, as described in more detail near the end of the plan in the section called "Special ESOP Provisions."

          Recordkeeping Though the money is all pooled together for investment purposes, you still have one or more individual accounts. The plan administrator is responsible for keeping track of your individual accounts.

          The investments are valued daily. But the government requires us to say here that the plan administrator will figure out the total value of the investments of the plan at the end of every year. If the value has gone up since the last valuation, then all of the accounts will be increased in the same proportion. If the value has gone down since the last valuation, then all of the accounts will be decreased in the same proportion. The plan administrator will give you periodic reports of the value of your account.

          Return of contributions Except for a few unusual circumstances, once the employer puts money into the plan, the money can never come back to the employer. Here are the exceptions:

          .    If the employer made the contribution by mistake of fact, then it can be returned within 1 year after the contribution was made.


          .    All contributions by the employer are made on the condition that they are deductible by the employer for federal income tax purposes. If any part of a contribution is disallowed, that part of the contribution can be returned to the employer within 1 year after disallowance of the deduction.

          .    If this plan fails to qualify initially for favorable tax
          treatment under the Code, then all contributions can be returned to the employer, as long as an application for determination on the plan was filed with the Internal Revenue Service by the due date of the employer's return for the taxable year in which the plan was adopted.

Page 12 The Education Management Corporation

                       ================================

                          Making Your Own Investment
                                   Decisions

                       ================================

          Introduction This plan allows you to have considerable control over how your money is invested. This section of the plan will explain how you do it. Keep in mind that this section applies to all of your accounts except your employer stock account, which is invested in employer stock (but can be diversified after age 55 and 10 years of participation in the plan), as described in more detail near the end of the plan in the section called "Special ESOP Provisions."

          The choices The plan offers a number of choices. They are listed on Appendix B, which is a separate sheet that forms a part of this plan and which also includes a brief description of each alternative (taken from information published by Fidelity).

          The choices may change from time to time. When they do, you will be given a new Appendix B showing all of the choices that are in effect after the change is made.

          Please note: If matching contributions are made in employer stock, your match account will be invested in employer stock to that extent, rather than in any of the investments shown on Appendix B. But you may direct the trustee at any time to sell the employer stock and re-invest the proceeds in one or more of the investments shown on Appendix B, as explained below under the heading "Implementing your choices." Just remember that employer stock is not one of the investment options on Appendix B, so you can never move your money in the other direction -- that is, you can never go from any of the investments shown on Appendix B into employer stock.

          Getting information The plan administrator cannot tell you which investment choice is best for you; that is your decision alone, and the plan administrator is not licensed as an investment advisor.

          But the plan administrator will provide you with more specific information about the choices, including exactly what each fund is invested in, who runs each fund, and how each fund has performed in the past. We hope this information will be helpful to you in making your choices.

          Implementing your choices When you first join the plan, you will make your investment choices by contacting the trustee, Fidelity, at the toll-free number shown in the materials that you receive from Fidelity. After joining the plan, you can change your investment choices whenever you like during normal business hours. Just call Fidelity at the toll-free number shown in the materials that you receive from Fidelity. A representative will guide you through making the change.

          If for any reason there is no current investment direction on file for you with the trustee, the plan hereby requires that your accounts (other than your employer stock account, if any) be invested in the Managed Income Portfolio, and neither the plan administrator nor the trustee nor any other fiduciary of the plan shall have any authority or discretion to direct otherwise. The same applies to any portion of your investment direction that becomes out of date, such as if you have chosen a particular fund and that fund is no longer offered (unless a substitute fund is automatically provided).
          Your responsibility In return for complete freedom to choose how your accounts are invested

Retirement Plan   Page 13
among the available investment funds, you take complete responsibility for your choices. No one else is responsible for helping you or keeping you from making bad decisions. In fact, no one monitors your decisions at all.

          This plan is designed to take advantage of section 404(c) of the Employee Retirement Income Security Act of 1974, as amended, which means that the plan administrator and the trustee and all other fiduciaries of the plan are relieved of any and all responsibility for the investment decisions that you make.

                       ================================

                         When You Retire or Terminate
                                  Employment

                       ================================

          Introduction This is a retirement plan. The purpose is for both you and the employer to save for your retirement. This section will explain when you can get your money (or stock, in the case of an employer stock account).

          Normal retirement after age 65 If your employment with the employer terminates any time on or after your 65th birthday, you are entitled to all the money in your 401(k) account, match account, and profit sharing account, as well as all of the money in your after-tax contribution account and rollover account, if you have them. In addition, you are entitled to all of the stock and cash in your employer stock account (and cash equal to any fractional share of stock).

          Early retirement after age 55 If your employment with the employer terminates any time before age 65 but after age 55 and you have completed at least 5 years of service, you are entitled to all the money in your 401(k) account, match account, and profit sharing account, as well as all of the money in your after-tax contribution account and rollover account, if you have them. In addition, you are entitled to all of the stock and cash in your employer stock account (and cash equal to any fractional share of stock). (To figure out your length of service, see the section entitled "How Your Length Of Service Is Calculated.")

          Disability If you become totally and permanently disabled, then you are entitled to all the money in your 401(k) account, match account, and profit sharing account, as well as all of the money in your after-tax contribution account and rollover account, if you have them. In addition, you are entitled to all of the stock and cash in your employer stock account (and cash equal to any fractional share of stock).

          For this purpose, "totally and permanently disabled" means that, in the opinion of a physician selected by the plan administrator, you are unable to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration.

          Other termination of employment If your employment with the employer terminates before normal or early retirement or disability (as just described), you are entitled to receive all the money in your 401(k) account, as well as all of the money in your after-tax contribution account and rollover account, if you have them.

          In addition, you are entitled to receive part or all of the money in your match account, your profit sharing account, and your employer stock account (if you have them) if you completed enough years of

Page 14 The Education Management Corporation service to become vested. At the beginning of the plan, in the section called "Quick-Reference Information," under the heading "Length Of Service Required For Benefits," there is a table showing what percentage of these accounts you get. (To figure out your length of service, see the section entitled "How Your Length Of Service Is Calculated.")

     Forfeitures Any portion of your accounts that you are not entitled to when your employment terminates is forfeited. If you are not vested at all, forfeiture occurs when your employment terminates, because you are considered to have taken your entitlement (which is zero) at that time. If you are partially vested, forfeiture occurs (a) whenever you take the portion that you are entitled to or (b) otherwise when you have five consecutive break in service years. (With respect to your employer stock account, forfeitures are taken first from any cash in your account; they are taken from stock allocated to your account only as a last resort.)

     If you are later re-employed, the amount of the forfeiture (with no adjustment for subsequent gains, losses, or expenses) will be restored to your accounts if, and only if, you re-pay the full amount that you previously received from the plan. Re-payment must be made within 5 years after you are first re-employed and before you suffer 5 break in service years in a row (as described below under the heading "How The Length Of Your Service Is Calculated").

     The money or stock to restore each of your accounts (match, profit sharing or employer stock) will come from forfeitures from accounts of the same type occurring during the same year when restoration is required, to the extent that such forfeitures are available. If not, forfeitures from different types of accounts may be used. If forfeitures in total are inadequate, the employer will contribute the balance in cash. Effective January 1, 2000, any balance of forfeitures during a plan year in excess of what is necessary to restore accounts during that year will be applied as follows:

     .    Forfeitures from profit sharing accounts will be applied toward the employer's obligation to contribute under the plan and allocated in the same manner as required employer contributions, thus reducing the amount of cash contribution necessary from the employer to make the required contributions. (This change was previously made effective December 28, 1999.)

     .    Forfeitures from matching accounts and employer stock accounts will be applied in one of the following two ways: (i) forfeitures from both types of accounts will be applied toward the employer's obligation to contribute under the plan and allocated in the same manner as required employer contributions, thus reducing the amount of cash contribution necessary from the employer to make the required contributions or (ii) forfeitures from match accounts will be applied toward the employer's obligation to make matching contributions and allocated as if they were matching contributions, thus reducing the amount of cash contribution necessary from the employer to make the required matches, and forfeitures from employer stock accounts will be allocated as if they were ESOP contributions. For the 2000 plan year, method (i) will be used. For plan year 2001 and future years, the Retirement Committee will decide before the plan year begins whether method (i) or method (ii) will be used for that plan year. (The Retirement Committee will be exercising its authority to change the plan, as described in the section called "What the Employer Does," under the heading "Changing the plan.") For plan year 2001 and future years, if for any reason the Retirement Committee has not acted before the plan year begins, method (ii) will be used for that plan year.

          Some special rules about termination of employment When we say your "employment with the employer terminates," we mean that you are no longer employed by any employer that participates in the plan nor by any other member of the controlled group of trades or businesses (as described later in the plan under the heading "How The Length Of Your Service Is Determined"). In addition, we mean that you have a "separation from service" that permits you to receive your 401(k) contributions under the rules of section 401(k) of the Code and the regulations under that section.

Retirement Plan  Page 15

                       ================================

                                When Payment Is
                                 Actually Made

                       ================================

     Introduction The preceding section described what you are entitled to when you retire or your employment terminates for some other reason. This section will go on to describe when payment is actually made, which depends on a number of factors.

     General rule Payment is made as soon as administratively possible after your termination of employment. If payment is made because you have become totally and permanently disabled (as described in the preceding section), payment is made as soon as it is determined that you have suffered total and permanent disability. This applies to all your accounts: your 401(k) account, after-tax account, and rollover account (if you have them), as well as your match account, profit sharing account, and employer stock account (to the extent you are vested, of course).

     As an exception to the general rule that this edition of the plan applies only to participants who complete at least one hour of service on or after August 1, 2001, this section of the plan will be applied to all participants who have not yet received distribution of their employer stock accounts as of August 1, 2001, no matter when their employment terminated.

     Your choices about timing If your entitlement is $5,000 or less, you do not have any choices about timing. You must take the money (or stock) when you are first entitled to payment. (For distributions before March 22, 1999, there was an additional rule that your entitlement was never more than $5,000 on the occasion of any previous distribution.) If your entitlement is $5,000 or less, the plan administrator will notify you and, if you don't initiate a withdrawal by calling the trustee, will direct the trustee to pay you your entitlement.

     But if your entitlement is more than $5,000, payment will not be made unless and until you apply for it. This gives you some ability to postpone payment. When you want to take the money (or stock), start the process by calling the trustee (Fidelity) at (800) 835-5092. The process is described later in the plan in the section called "How to Claim Your Money or Stock."

     The law says that, after your employment terminates, you must receive the money (or stock) no later than 60 days after the close of the plan year in which your employment terminated (or you attain age 65, if later) unless you choose not to take it. If you don't apply for the money by that date, we will interpret your silence as your choice not to take the money yet.

     Latest possible date to take the money (or stock) While you have some ability to postpone payment of your benefit, you can't postpone it forever. Once your employment has terminated and you have reached age 70 1/2, you must at least begin to take the money by April 1 of the following year (that is,

Page 16  The Education Management Corporation

April 1 of the year following the year in which your employment with the employer terminates or you attain age 70 1/2, whichever comes later). Then you must take more by the end of that plan year and every following plan year on a schedule that does not extend beyond your life expectancy (or the joint life expectancies of you and your designated beneficiary). Life expectancy is determined by tables issued by the Internal Revenue Service and will be re-determined every year. (Of course, you may take all the money to which you are entitled at any time after age 70 1/2; you need not string it out.)

     Please note: There is a stricter rule for 5% owners. Any employee who is a 5% owner upon attainment of age 70 1/2 must begin to take the money by April 1 of the following year even if he or she remains employed.

     The plan administrator will pay you whatever is necessary to comply with this provision of the law (section 401(a)(9) of the Code, including the "minimum incidental death benefit" rules) even if you don't apply for payment. Payments that are required to be made under this section can not be transferred to another plan in a direct rollover.

                       ================================

                              How Payment Is Made

                       ================================

     Introduction When your employment has terminated and the time comes for payment, the next question is, In what form is the payment made? This section will answer that question.

     All accounts other than employer stock account The form of payment for all accounts other than your employer stock account (if you have one) is payment in a single sum by check made payable to you. (If any of your match account remains invested in employer stock, the trustee will sell the stock and distribute the cash.)

     Please note: Before August 1, 2001, there was an alternative available for those who were members of the Retirement Plan before May 1, 1992, namely, the purchase of an annuity contract. Due to a change in the regulations, that alternative is eliminated from this edition of the plan, effective with respect to annuity starting dates later than 90 days after you receive notification of this change by way of a "summary of material modifications" (or annuity starting dates on or after January 1, 2003, if that comes first). If that alternative still applies to you and you would like to receive your benefit in the form of an annuity, see the previous edition of the plan in the section called "Alternative Form of Payment for Grandfathered Members."

     Employer stock account Now that the stock of Education Management Corporation is publicly traded, the form of payment of your employer stock account is the same form in which your account is invested. That is, any stock in your account is paid in stock, either by having the stock issued in your name and sending the actual stock certificate to you or your account at some institution or, if the trustee can do it,

Retirement Plan  Page 17
by making a wire transfer to a brokerage account that you designate. Any cash is paid in the form of cash, except that you have the right to demand payment of the cash portion of your account in stock. Any remaining partial share of stock is paid in cash, of course.

     You may take payment of your employer stock account in a single payment. Or, if you prefer, you may take your account in annual installments over two, three, four or five years. If you take it in installments, each annual payment is equal to the amount in your account, divided by the number of remaining payments. For example, if you chose to take your employer stock account in annual installments over five years, when the first payment was to be made, there would be 5 remaining payments, so you would get 1/5 of the amount in your account at that time. The next year, there would be 4 remaining payments, so you would get 1/4 of the amount in your account at that time. Eventually, in the fifth year, there would be only 1 remaining payment, so you would get 1/1 (that is, all) of the amount in your account at that time.

     After receiving stock from the trustee, it's yours to keep or sell on the open market, as you see fit. (The stock is publicly traded.)

     There is one possible exception to the rule that payment of your employer stock account is made in the same form in which your account is invested. If you are required to take part of your account out of the plan because of the rules explained in the previous section under the heading "Latest possible date to take the money (or stock)," the requirement will be met first by taking money out of accounts other than your employer stock account. But if the requirement cannot be satisfied without taking stock out of your employer stock account, you will be offered the opportunity to take the amount of stock necessary to satisfy the requirement. If you do not do so, however, the trustee will be forced to sell enough stock to satisfy the requirement and then will pay you in cash. (As an exception to the general rule that this edition of the plan applies only to participants who complete at least one hour of service on or after August 1, 2001, this paragraph will be applied to all participants who are required to take distributions on or after August 1, 2001, no matter when their employment terminated.)

     Having the money transferred directly to another plan Rather than taking the money (or stock) and paying taxes on it when the time comes for payment, you may be able to make a "direct rollover" to another plan. Direct rollovers can be made to plans of these types:

     .    a pension, profit sharing or stock bonus plan that is qualified under section 401(a) of the Code, or

     .    an individual retirement account or individual retirement annuity
     (IRA), or

     .    an annuity plan described in section 403(a) of the Code.

This might happen, for example, if you get another job and the plan of your new employer will accept the transfer. Naturally, this plan will not make the transfer if the other plan will not accept it.





     All payments from this plan are eligible for direct rollover except the following:

     .    any payment to the extent that it is required because you have reached age 70 1/2,

Page 18 The Education Management Corporation

     .    effective for payments after 1999, any hardship distribution of 401(k)
     contributions, and

     .    any payment under an annuity contract that has been purchased for and given to you as described near the end of the plan in the section called "Alternative Form of Payment for Grandfathered Members."

     If the money that you are about to receive is eligible for direct rollover to another plan, the plan administrator will notify you and give you at least 30 days to decide whether you would like to have a direct rollover to another plan. On the other hand, you don't have to wait 30 days; you may take the money or do the direct rollover as soon as 7 days after receiving notification from the plan administrator, as long as you sign the appropriate form waiving your right to consider your decision for 30 days.

     "Put" option In the unusual event that the stock of Education Management Corporation that you receive is subject to a restriction under any federal or state securities law, any regulation thereunder, or an agreement affecting the security, that would make the security not as freely tradable as a security not subject to restriction, you are entitled to make Education Management Corporation buy the stock back from you for cash. This is officially known as a "put option" and it also applies to any beneficiary of yours. Here are the rules:

     .    You can exercise the put option at any time within 60 days after you get the stock or during a corresponding window period of 60 days during the following plan year. (The time will be extended by any period during which Education Management Corporation is prohibited by law from buying the stock back from you.)

     .    You exercise your put option by notifying Education Management
     Corporation in writing.

     .    Education Management Corporation will buy the stock back from you at fair market value, as determined by the ESOP Committee. Or, with the consent of Education Management Corporation, the trustee may buy the stock back from you at fair market value.

     .    If the stock was distributed to you within a single taxable year and represented your complete entitlement under the plan, payment for your stock will be made in substantially equal installments (at least annually) over a period of not more than 5 years, as chosen by the purchaser, with the first payment within 30 days after you exercise the put option. The unpaid installments will bear a reasonable rate of interest and will be adequately secured by the purchaser.

     .    On the other hand, if the stock is coming to you in installments, payment for your stock will be made within 30 days after you exercise the put option with respect to each installment.

Retirement Plan  Page 19

                       ================================

                            How to Claim Your Money
                                   or Stock

                       ================================


     Introduction This section of the plan describes how to get your money when the time comes.

     Pre-approved payments The plan administrator keeps the trustee (Fidelity) up to date about the employment status, vesting status, etc., of participants in the plan. That means, when the time comes for you to get your money, you can (and should) simply call Fidelity.

     Based on the information already in your file from the plan administrator, Fidelity will talk with you about the options that are available. When you decide what you would like to do, Fidelity will provide you with the application forms. Complete and return them to Fidelity. If the information on file at Fidelity shows that you are entitled to payment, Fidelity will simply make the payment:

     . For all accounts other than your employer stock account, you can expect to receive payment from Fidelity within 7 to 10 days.

     . For your employer stock account, payments will be processed on the 15th of each month and again on the last day of each month. It takes Fidelity about 4 to 6 weeks to issue a paper stock certificate. If you would prefer a wire transfer to a brokerage account of your choosing, ask Fidelity whether wire transfers are available. If so, Fidelity will provide you with the necessary information. Wire transfers (if available) can be made in 7 to 10 days.

     Making a formal claim If for any reason Fidelity does not give you a payment that you believe you are entitled to, or if you have any other type of claim under the plan, you need to make a formal claim to the plan administrator. Write to the plan administrator at the address shown at the beginning of the plan in the section called "Quick-Reference Information" explaining what you want and why you believe you are entitled to it.

     If your claim is granted, the plan administrator will get in touch with Fidelity to make sure that payment is made. If your claim is denied, the plan administrator will respond to you in writing, point out the specific reasons and plan provisions on which the denial is based, describe any additional information needed to complete the claim, and describe the appeal procedure.

     Appeal If your claim is denied and you disagree and want to pursue the matter, you must file an appeal in accordance with the following procedure. You cannot take any other steps unless and until you have exhausted the appeal procedure. For example, if your claim is denied and you do not use the appeal procedure, the denial of your claim is conclusive and cannot be challenged, even in court.

     To file an appeal, write to the appeals authority identified at the beginning of the plan in the section called "Quick-Reference Information" stating the reasons why you disagree with the denial of your claim. You must do this within 60 days after the claim was denied. In the appeal process, you have the right to review pertinent documents. You have the right to be represented by anyone else, including a lawyer if you

Page 20 The Education Management Corporation wish. And you have the right to present evidence and arguments in support of your position.

         The appeals authority will issue a written decision within 60 days. The appeals authority may, in its sole discretion, decide to hold a hearing, in which case it will issue its decision within 120 days. The decision will explain the reasoning of the appeals authority and refer to the specific provisions of this plan on which the decision is based.

         Discretionary authority The plan administrator and appeals authority shall have and shall exercise complete discretionary authority to construe, interpret and apply all of the terms of the plan, including all matters relating to eligibility for benefits, amount, time or form of benefits, and any disputed or allegedly doubtful terms. In exercising such discretion, the plan administrator and appeals authority shall give controlling weight to the intent of the sponsor of the plan. All decisions of the appeals authority in the exercise of its authority under the plan (or of the plan administrator absent an appeal) shall be final and binding on the plan, the plan sponsor and all participants and beneficiaries.



                       =================================

                          Payment Before Termination
                                 of Employment

                       =================================



         Introduction Normally, your accounts will be paid after you retire (or your employment terminates for some other reason). But there are a few circumstances in which you can take money out of certain accounts even before your employment has terminated. This part of the plan explains those times.

         Withdrawal of after-tax contributions If you were a member of this plan (that is, the Retirement Plan) before May 1, 1992 and you made after-tax contributions, you may withdraw all or any portion of those contributions at any time upon request, except that if the value of your after-tax contribution account has declined below the amount of contributions that you made, you may only withdraw the lesser amount, of course.

         Age 59 1/2 When you reach age 59 1/2, you may withdraw all or any portion of your 401(k) account upon request, except that withdrawal may not be made more often than once during each plan year, and the minimum withdrawal is $500.

         Age 70 1/2 After you reach age 70 1/2, you may take all the money in all your accounts at any time upon request, even if you are still employed by the employer.

         Hardship If you suffer immediate and heavy financial need (whether or not you are still employed by the employer), you may be able to get some or all of your 401(k) contributions out of the plan. There are general eligibility rules, but there is also a "safe harbor." The "safe harbor" means that you qualify automatically for a hardship withdrawal under particular, narrow circumstances. We will describe the safe harbor eligibility rules first.

Retirement Plan  Page 21

         Safe harbor. Under the safe harbor eligibility rules, the following four types of financial need automatically qualify for a hardship withdrawal:

         . medical expenses that would be deductible under section 213 of the Code,

         .  purchase of a principal residence for the employee,

         . payment of college or graduate school tuition (for the next school term only) for the employee, spouse, children or other dependents, or

         . the need to prevent eviction of the employee or foreclosure on his or her personal residence.

If you have one of those financial needs, you can get a hardship withdrawal (no more than the amount of the financial need, of course), provided that:

         . you have obtained all distributions and loans available under all plans of the employer;

         . all qualified plans of the employer provide that your 401(k) contributions and employee contributions (if applicable under the plan) will be suspended for at least 12 months following the distribution (this plan so provides if you choose to use this safe harbor); and

         . all qualified plans of the employer provide that the 401(k) contributions made during the year of the distribution will count against the $10,500 limit on 401(k) contributions (described later in this plan) for the calendar year following the calendar year of the distribution (this plan so provides if you choose to use this safe harbor).

         General eligibility rules. If you do not have one of the four "safe harbor" financial needs, or if you choose not to use the safe harbor, you may still qualify for a hardship withdrawal. The plan administrator will determine whether your financial need is immediate and heavy within the meaning of the plan, taking into account whether the need was predictable and within your control.

         The amount of hardship distribution that you can receive from the plan under the general eligibility rules is only that which is necessary to respond to the need after all other resources reasonably available to you have been exhausted. All other resources available to you will be considered to have been exhausted only if you truthfully affirm that the need cannot be met by insurance reimbursement, reasonable liquidation of your assets or assets of your husband or wife or minor children that are reasonably available to you, cessation of 401(k) contributions or employee contributions under any plan of the employer, borrowing from commercial sources or other distributions or non-taxable loans from any employer.

         Source of hardship distribution. A hardship distribution can be made from the contributions that were made by trading off pay. This really means just the contributions, not any earnings on those amounts, except that, if you were a member of the plan before January 1, 1989 and you made 401(k) contributions, then the earnings on those contributions up through December 31, 1988 can be taken into account.

         Application. If you suffer immediate and heavy financial need and want a hardship distribution from the plan, call the trustee (Fidelity). Fidelity will review your circumstances against the requirements of the plan and let you know whether a hardship withdrawal is available and, if so, how much. If you wish to proceed, Fidelity will then provide you with the appropriate forms. Just complete the forms and return them to Fidelity.

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                       =================================

                          Borrowing Money From Your
                                   Accounts

                       =================================



     Introduction This is a retirement plan, and we do not encourage people to take loans from their accounts. Nevertheless, active employees (not retirees or other former employees) may borrow from their 401(k) account (and after-tax account and rollover account, if any), and this section of the plan will describe how much you can get and how to do it.

     Eligibility Loans are available only to members of the plan who are receiving a paycheck from the employer. For example, loans are available to active employees, employees on paid leave of absence and former employees who are receiving severance pay. But loans are not available to other former employees (such as retirees) or to employees on unpaid leave of absence. In addition, under the law, loans are not available to anyone who is treated as an owner-employee under section 408(d) of ERISA or to the members of their families.

     Number You may have one home loan (as described below) and one personal loan (as described below) but you may not have more than one of each kind (that is, you may not have more than two loans).

     Amount The minimum loan is $1,000. The maximum loan is one-half of the sum of your 401(k) account and, if you have them, your rollover account and after-tax contribution account. The amount is judged at the time of your application for the loan.

     As an exception, you may never have loans outstanding of more than $50,000 from all plans of the employer and any other members of the same controlled group of trades or businesses. And the limit of $50,000 is reduced by the amount by which you have paid off any loans within the previous twelve months.

     EXAMPLE: In January, you took out a loan of $30,000. By December, you have paid it down to $25,000. Though the present balance is $25,000 and you might think that you could get another $25,000 loan, the amount that you paid off during the past year --$5,000 -- counts against the $50,000 limit, so you can't get a loan of more than $20,000 now.

     Promissory note Loans from the plan must be evidenced by a legally enforceable promissory note.

     Term You may choose the term of the loan, except that the term for a personal loan may not be more than five years and the term for a home loan may not be longer than twenty years. A "home loan" is a loan that is used to acquire a dwelling unit that, within a reasonable time after the loan is made, will be used as your principal residence. (Home improvement loans, loans to buy a second home, and loans to buy homes for other members of the family do not qualify as loans used to acquire a dwelling unit that will be used as your principal residence.) All other loans are "personal loans."

     Interest Loans bear interest at the same rate charged by the employer's principal bank on loans of the same type. Specifically, loans used to acquire a dwelling unit that will be used as your principal residence bear the same interest rate as mortgage loans. All other loans bear the same rate of interest as secured personal loans. The rate is the rate quoted by the bank on the first business day of the month in which you request the loan.

Retirement Plan  Page 23

         Source and application of funds The money to make a loan is obtained by liquidating investments in your 401(k) account. (If you have a rollover account or after-tax contribution account in addition to your 401(k) account, the money is taken from all of them proportionately.) The promissory note is then considered an asset of that account or accounts. When made, repayments (both principal and interest) are credited proportionately to the account or accounts from which the money was originally taken to make the loan.

         Repayment Repayment must be made on a schedule set out in (or attached to) the promissory note, requiring payment of principal and interest in regular, substantially equal installments over the term of the loan. Repayment must be made by payroll deduction from each paycheck.

         As an exception, the duty to pay according to the payment schedule will be suspended (but not for more than one year) while you are on a leave of absence without pay. When you return from the leave, the installment payments will resume in the original amount and the term of the loan will be extended by the same number of payments which were suspended. If such an extension would extend the term of the loan beyond five years (in the case of a personal loan) or twenty years (in the case of a home loan), however, a new installment payment schedule will be established instead, under which the new installment payments are sufficient to pay off the remaining balance of the loan by the end of the maximum five- or twenty-year period.

         As another exception, the duty to pay according to the payment schedule will be suspended if, and for as long as, you are performing military service within the meaning of the federal Uniformed Services Employment and Reemployment Rights Act of 1994. When you cease to perform such service, the installment payments will resume in the original amount and the term of the loan will be extended by the same number of payments which were suspended.

         Security As a condition of receiving a loan, you must post collateral by pledging as security for the loan fifty percent of your vested accrued benefit under the plan at the time when the loan is made.

         Pre-payment You may pay the outstanding balance of a loan at any time without penalty for pre-payment.

         Default If you fail to make the full amount of any required installment payment by payroll deduction, the loan will be considered in default, and the entire outstanding balance due and payable immediately, on the last day of the calendar quarter following the calendar quarter in which the installment payment was due. This may occur, for example, when your employment with the employer terminates or if you declare bankruptcy.

         If your loan goes into default and you do not pay the outstanding balance, the outstanding balance will be considered a "deemed distribution" for tax purposes to the extent provided in regulations of the Internal Revenue Service. When you take a distribution from the plan, the plan administrator will foreclose on your vested accrued benefit that was pledged as security for the loan in order to satisfy the unpaid balance of the loan, effectively offsetting the unpaid balance of the loan against the amount otherwise payable from the plan.

         In addition, all loans will be due and payable immediately upon distribution of assets in the event of termination of the plan.

         How to apply To get the ball rolling, call the trustee (Fidelity) at
(800) 835-5092. You will need to know the identification number that the trustee has assigned to this plan for its internal purposes, which is 90094. Fidelity will check on the amount available in your account and talk to you about how much you would like, what the monthly payments would be, and what the length of the loan would be.

         When you are happy with the terms of the loan, Fidelity will generate the loan application and send it to you. All you have to do is sign where indicated and return it to Fidelity. If your loan is approved, you should expect to get a check from the trustee in 7 to 10 days. The payroll department will automatically start to withhold the loan payments from your paycheck.

Page 24  The Education Management Corporation

                       =================================

                               In Case of Death

                       =================================



         Introduction If you die before your entitlement has been paid (such as while you are still employed by the employer), the plan will pay out all of the money (and stock) in all your accounts under the plan, regardless of how long you have worked for the employer. Whom it is paid to, and how, depends on a number of factors. This section will explain.

         Please note: If you are married at the time of your death, your choice of beneficiary cannot be honored for certain portions of your accounts unless your husband or wife consented before you died, in accordance with the rules explained in this section. This is called "spousal consent" and it is explained in this section under the heading "Naming your beneficiary and getting spousal consent."

         If you're married If you were married at the time of your death, the money (or stock) will be paid to your surviving husband or wife in a single payment, unless, before your death, you named some other beneficiary with the written consent of the husband or wife who survives you (as described below). If the recipient is your surviving husband or wife, he or she may make a direct rollover into an IRA.

         Please note: There is a temporary exception for participants who were members of this plan (that is, the Retirement Plan) before May 1, 1992 and who are married when they die and who die within a certain period. That period ends 90 days after you are notified of the elimination of the option to receive benefits in the form of an annuity (or on January 1, 2003, if that comes first), as provided in this edition of the plan. If you are described in this paragraph and die within that period, your death benefits are governed by the previous edition of the plan, under which some of your accounts are subject to spousal consent and some are not.

         If you're not married If you are not married at the time of your death, then the money will be paid to whomever you named as your beneficiary before your death. (If you and your husband or wife die simultaneously, so that you do not have a "surviving spouse," you will be treated as if you were unmarried at the time of your death, and this paragraph will apply.)

         Naming your beneficiary and getting spousal consent You can name your beneficiary at any time before your death by completing a form from the plan administrator and returning it to the plan administrator. (This function is not handled by Fidelity.) Your beneficiary is whomever you last named on the records of the plan administrator.

Retirement Plan  Page 25

         Please note: Only you can change your beneficiary, and you can only do it by filing a new beneficiary designation with the plan administrator. In particular, death or divorce does not automatically change your beneficiary. Whenever there are major changes in your life such as death or divorce, you are well advised to double-check your beneficiary designation with the plan administrator to assure that it remains as you intend.

         If you have named a beneficiary in place of your surviving husband or wife, your choice of beneficiary will not be honored unless your surviving husband or wife has consented in writing (or can't be located). The plan administrator has a form for this purpose, which must be completed, signed by your husband or wife, witnessed by a notary public, and filed with the plan administrator before you die.

         If you complete and file the form with the plan administrator and then want to change your mind (that is, you would like to go back to having your husband or wife as your beneficiary), you can withdraw the form just by filing a new beneficiary form with the plan administrator any time before you die.

         If money should be paid to a beneficiary, but you have not named a beneficiary or your beneficiary does not survive you, the money will be divided among the people in the first of the following classes that contains a survivor:
(a) your surviving husband or wife, (b) your children, (c) your parents, (d) your brothers and sisters, or (e) your estate.

         Claiming your accounts To claim the money, your husband, wife or other beneficiary should contact the plan administrator, get an application form, and follow the same procedure as you would have done to claim the money. While we expect payment to happen as soon as administratively possible after your death, we must recite here, in accordance with IRS rules, that all of your accounts must be completely paid out not later than five years after your death.


                       =================================

                          Child Support, Alimony and
                         Property Division in Divorce

                       =================================



         Introduction The plan will honor certain court orders made in the context of family law -- child support, alimony and division of property in divorce. This means that part of your account may have to be paid to someone else; you may not get all that you are expecting. This section of the plan will explain when and how that can happen.

         What a domestic relations order is It is a judgment, decree or order of a court (including approval of a property settlement) made pursuant to state domestic relations law (including a community property law) that provides child support, alimony payments, or marital property rights to your spouse, former spouse, child or other dependent.

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

         The plan will not honor a domestic relations order unless it specifies:

         .  that it applies to this plan,

         . your name and last known mailing address, as well as the name and last known mailing address of anyone else who is supposed to get payments,

         . the amount or percentage of your benefits that are supposed to be paid to someone else, or the manner in which the amount or percentage is to be determined, and

         .  the number of payments or the period to which the order applies.

         Also, the plan will not honor a domestic relations order if it attempts to require the plan to:

         .  provide increased benefits,

         . provide any type or form of benefit, or any option, that is not already provided for here in the plan document (except to the extent specifically permitted by the Code), or

         . pay to anyone any benefits that are already required to be paid to someone else under a previous domestic relations order.

         What happens when a domestic relations order comes in When a domestic relations order comes to the plan administrator, the plan administrator will first notify you and everyone else who is supposed to get part of your benefit under the order that the order has come in. The plan administrator will also tell you about the following procedure for deciding whether to honor the order.

         Next, the plan administrator will separately account for the benefits that, under the order, would be paid to someone other than you and hold onto them while deciding whether to honor the order.

         Next, the plan administrator will decide whether the plan should honor the order, applying the rules that are described in this section of the plan. When the decision is made, the plan administrator will notify you and everyone else who is supposed to get part of your benefit.

         If the plan administrator decides that the plan will honor the order, the plan administrator will proceed to make the payments required by the order (or schedule them for future payment, if they are not due yet). If the plan administrator decides that the plan cannot honor the order, the plan administrator will make payment as if there had been no order.

         In the unlikely event that the plan administrator cannot decide whether the plan should honor the order within 18 months after the first payment should have been made under the order, the plan administrator will make payments as if there had been no order until the decision is made, and then make future payments (but no past payments) in accordance with the decision.

Retirement Plan  Page 27

                       =================================

                        How the Length of Your Service
                                 is Calculated

                       =================================


     Introduction The length of your service with the employer can matter for two reasons under the plan: for becoming eligible for matching contributions and for deciding what portion of your account you are entitled to if you leave before retirement or disability. This part of the plan will explain how to calculate the length of your service.

     Two notes before we start. First, this section of the plan describes the rules currently in effect. Other rules may have been in effect for earlier periods, such as before ERISA took effect and before the Retirement Equity Act took effect. Those earlier rules continue to apply to service that was rendered before those laws took effect. Second, any special arrangements that might be made for employees of new participating employers are described at the end of the plan in the section called "Special Arrangements for New Participating Employers."

     12-Month periods The plan looks at how many hours of service you have in certain 12-month periods.

     Becoming eligible for matching contributions. For the purpose of becoming eligible for matching contributions, the first 12-month period runs from your date of hire to the first anniversary of your date of hire. After that, the 12-month period is the plan year, beginning with the plan year in which the first anniversary of your date of hire occurs.

     Portion of your account. For the purpose of determining what portion of your account you are entitled to if you leave before retirement or disability, the 12-month periods are plan years. At the beginning of the plan, in the section called "Quick-Reference Information," it shows what the plan year is.

     Years of service Your length of service is measured in full years. You get credit for a year of service if you complete 900 hours of service during that 12-month period. You get credit for the year whenever you have accumulated 900 hours of service, regardless of what happens during the rest of the year. (This is entirely independent of whether you are working in the classification of employees covered by the plan.)

     However, years of service can be cancelled by breaks in service, as explained below.

     Full-time employees Full-time employees are credited with 45 hours of service for each week in which they receive credit for one hour of service for performing services for the employer. A full-time employee for this purpose is any employee who works the regularly scheduled full work week as established by normal office hours for the location where the employee is employed.

     Part-time faculty Part-time faculty are credited with 1.88 hours of service for each one hour of actual classroom time in recognition of the required preparation for classroom time. For this purpose, any faculty member who is assigned to teach less than a full work week will be considered part-time faculty.

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

     Other part-time employees Part-time employees other than faculty receive credit for each clock hour for which the employee is paid (or entitled to payment) by the employer. It doesn't matter how much you are paid for that hour; an overtime hour is still one hour.

     Working hours. Hours of service naturally include hours when you are actually working as an employee.

     Non-working hours. They also include hours when you are still an employee but not working due to vacation, holiday, illness, layoff, jury duty, military service, and leave of absence, if you are paid (or entitled to payment) for those hours by the employer. The number of hours credited for a time when you were not working is the number of regularly scheduled working hours in the period for which you are paid. For example, if a day consists of 8 regularly scheduled working hours and you are paid for a day of vacation, you get credit for 8 hours of service.

     As an exception, no more than 501 hours of service will be credited for any one, continuous period during which you were not working (or, in the case of back pay, would not have been working).

     As another exception, payments made solely to comply with workers' compensation, unemployment compensation, or disability insurance laws, and payments that reimburse you for medical expenses, do not result in credit for hours of service.

     Back pay If for some reason you don't work for some period but are later granted back pay for that time, hours of service include hours for which you are granted back pay. Credit for hours of service is allocated to the period when the work was (or would have been) performed.

     Breaks in service If you complete fewer than 100 hours of service during one of these 12-month periods, that is a "break in service."

     The one exception is if you are absent due to pregnancy, birth (or placement for adoption), or caring for a child immediately after birth (or placement). If you don't have more than 100 hours of service in the year when absence begins but the hours that would normally have been credited for the absence during that year would bring your total over 100, then that 12-month period will not count as a break in service. (If you have more than 100 hours in the year when the absence begins, but you don't have more than 100 hours in the following year, this rule applies to the second year instead. That is to say, if you remain absent during the following year and the hours that would normally have been credited for the absence during the following year would bring your total over 100, then the following year will not count as a break in service.)

     How breaks in service cancel years of service. A break in service cancels your credit for all prior years of service temporarily -- until you return to work and complete another year of service.

     A break in service cancels your credit for all prior years of service permanently if:

     . when the first break in service occurred, you had no entitlement to any portion of any account derived from employer contributions (within the meaning of section 410(a)(5)(D)(iii) of the Code); and

     . you have at least 5 break in service years in a row; and



Retirement Plan Page 29

       . the number of break in service years is at least equal to your prior years of service.

       EXAMPLE: You accumulate 2 years of service. Then you have 1 break in service. Then you return to work. When you return, you have credit for no years of service (the break in service has temporarily cancelled all prior service credit). But suppose that, after returning to work, you complete another full year of service. Then you regain credit for the first 2 years, and you have credit for a total of 3 years of service.

       EXAMPLE: You accumulate 2 years of service. Then you have 5 consecutive breaks in service. Then you return to work. You have credit for no years of service, but even if you work another full year of service, you will still not regain any of your prior years of service. They were permanently cancelled because you had 5 consecutive breaks in service, which was equal to or greater than your prior service credit.

       Service with related employers . Service with someone other than the employer still counts for the purpose of calculating the length of your service with the employer under this section of the plan if it was performed at a time when the employer maintained this plan and it was performed for:

       . a corporation which, at that time, was under common control with the employer under section 414(b) of the Code, or

       . a trade or business which, at that time, was under common control with the employer under section 414(c) of the Code, or

       . an entity which, at that time, was a member of an affiliated service group with the employer under section 414(m) of the Code, or

       . an entity which, at that time, was required to be aggregated with the employer under section 414(o) of the Code (including the regulations under that section).

       Please note: Service with related employers does not count for any other purpose under the plan. Specifically, you are not entitled to get into the plan or to get a share of the employer contributions if you are working for anyone other than the employer.


                        ===============================

                             When You Return from
                               Military Service

                        ===============================

      Introduction There are a few special rules to accommodate employees who enter military service and then return to employment with the employer, and they are listed in this section. These rules apply only to employees who are entitled to re-employment under the federal Uniformed Services Employment and Reemployment Rights Act of 1994 (which is called "USERRA"), as it may be amended from time to time, which contains detailed rules about what "military service" is, how long an employee can be absent, when the employee must return, and other conditions such as an honorable discharge. If you do not meet the requirements of USERRA, this section of the plan does not apply to you.

       Please note: It is your responsibility to let the plan administrator know if you are returning from military service, so that this section of the plan can be appropriately applied.

Page 30 The Education Management Corporation

     Break in service If you are entitled to re-employment and are in fact re-employed in accordance with USERRA, you will not be considered to have incurred a break in service (as described in the preceding section of the plan) by reason of that military service.

     401(k) contributions You obviously were not in a position to make 401(k) contributions to the plan during your military service. But if you are entitled to re-employment and are in fact re-employed in accordance with USERRA, you are entitled to "make up" those contributions. Here's how:

     . Besides the amount of contributions that you could ordinarily get by trading off your pay for contributions to the plan, you may trade off additional pay (that is, pay for work performed after you are re-employed) for additional contributions to the plan.

     . The maximum amount of additional contributions that you can get by trading off your pay is the maximum amount that you could have gotten if you had not been absent in military service.

     . You can make these additional 401(k) contributions any time beginning on your re-employment and ending after a period equal to three times your period of military service (or five years, whichever comes first). For example, if your military service lasted 10 months, you can make these additional 401(k) contributions over a period of 30 months, beginning with your date of re-employment.

     Matching contributions If you choose to make the additional 401(k) contributions referred to in the preceding paragraph, your employer contribution account will be credited with the corresponding matching contributions that it would have received if you had not been absent in military service. (Your account will not be credited with investment earnings on those amounts that you might have earned if you had not been absent in military service.)

     Profit sharing contributions and ESOP contributions If you are entitled to re-employment and are in fact re-employed in accordance with USERRA, your profit sharing account will be credited with the employer profit sharing contributions (and your employer stock account will be credited with the ESOP contributions) that you would have received if you had not been absent in military service. This means contributions only; your account will not be credited with investment earnings on those amounts or forfeitures that you might have received if you had not been absent in military service.

     Your "pay" For the purpose of this section of the plan, you will be treated as though you received pay at the same rate that you would have received if you had not been absent in military service (including raises, for example, that you would have received if you had not been absent). If the amount of pay cannot be determined with reasonable certainty, you will be treated as though you continued to receive pay during your absence at the same rate as your average rate of pay from the employer during the 12 months before you entered military service.

     Percentage of entitlement to employer accounts If you are entitled to re-employment and are in fact re-employed in accordance with USERRA, you will be given credit for that period of military service when the plan administrator calculates the percentage of your employer contribution accounts to which you are entitled on the table under the heading "Length Of Service Required For Benefits" in the section called "Quick-Reference Information."

Retirement Plan  Page 31

         Limits and testing Contributions made under this section of the plan because of USERRA:

         . will not be taken into account at all for the purpose of the utilization test described in the section entitled "Maximum Amount of 401(k) Contributions" or the section entitled "Maximum Amount of Matching Contributions";

         . will not cause the plan to fail to meet the requirements in the section entitled "Improvements When the Plan is Top-Heavy";

         . will be subject to the limits in the year when they would have been paid if you had not entered military service (rather than the year in which they are actually paid under this section) for the purpose of the $10,500 limit described in the section entitled "Maximum Amount of 401(k) Contributions" and the section entitled "Maximum Amount of Total Contributions" and will be ignored when applying those limits to the other contributions actually paid for those years.


                        ===============================

                          What the Plan Administrator
                                     Does

                        ===============================


         Introduction The plan administrator has all rights, duties and powers necessary or appropriate for the administration of the plan. Many of those functions are described elsewhere in the plan. This section will mention some others.

         Please note: The description in this section of certain responsibilities imposed by law is solely for convenient reference by the plan administrator and is not intended to alter or increase those duties or transform them into contractual duties.

         Reporting and disclosure The plan administrator will provide a copy of this plan to each new member of the plan no later than 90 days after joining the plan.

         The plan administrator will prepare and file the annual return/report (Form 5500) for the plan each year, if required. For that purpose, the plan administrator will retain an independent qualified public accountant (within the meaning of ERISA) to perform such services as ERISA requires.

         After filing the annual return/report, the plan administrator will distribute to all participants and to all beneficiaries receiving benefits the "summary annual report" if required by ERISA.

         The plan administrator will furnish to any participant or beneficiary, within 30 days of a written request, any and all information required by ERISA to be provided, including copies of the plan and any associated trust agreements and insurance contracts. The participant must pay the plan the actual cost of copying (unless that is more than the maximum permitted by ERISA, in which case the plan administrator will charge the maximum permitted by ERISA).

         Bonding The plan administrator will assure that all "plan officials" who are required by ERISA to be covered by a fidelity bond are so covered.


Page 32  The Education Management Corporation

     Numerical testing It is the responsibility of the plan administrator to monitor compliance with the following sections of the plan regarding (1) the maximum amount of 401(k) contributions, (2) the maximum amount of matching contributions, (3) the maximum amount of total contributions, and (4) top-heavy. It is the plan administrator's responsibility to take whatever action is required by those sections.

     Prohibited transactions ERISA prohibits a variety of transactions, most involving "parties in interest." The plan administrator will not cause the plan to engage in any transaction that is prohibited by ERISA.

     Expenses The expenses of administering the plan will be paid out of the plan assets. They may include, for example, fidelity bond premiums, trustee and investment management fees, and professional fees.

     If the plan administrator is a full-time employee of the employer, then the plan administrator will not receive any compensation from the plan for serving as plan administrator but will be reimbursed for expenses.

     Limitation The plan administrator does not have any authority or responsibility to perform any of the functions that are described in the following section as employer functions. Specifically:

     . The plan administrator must accept as a fact the employment information furnished by the employer. The plan administrator has no authority or responsibility with regard to the employment relationship, and any disputes over the employment history are strictly between the employer and the employee. To the extent possible, the plan administrator will, of course, give effect under the plan to any new or corrected employment information furnished by the employer.

     . The plan administrator has no authority or responsibility for collecting employer contributions.


                        ===============================

                            What the Employer Does

                        ===============================

     Introduction The sponsor and the participating employers have functions entirely different from the administration functions that are performed by the plan administrator. This section will identify those functions.

     Establishment The sponsor was responsible for establishing the plan in the first place. That included establishing all the terms of the plan as set forth in this document.

     Contributions The employer contributes to the plan as described above in the sections entitled "Trading Off Your Pay For Contributions To The Plan," "Matching Contributions," "Profit Sharing Contributions," and "The Former ESOP and Stock Accounts." In addition, the employer may, but does not have to, pay any expenses of the plan, so that they are not charged against the plan assets.

Retirement Plan  Page 33

         Employment records Since the plan administrator does not employ the employees who are members of the plan and does not keep employment records, it is the responsibility of the employer to provide to the plan administrator whatever information the plan administrator needs to apply the rules of the plan.

         Insurance and indemnification The employer will provide fiduciary liability insurance to, or otherwise indemnify, every employee of the employer who serves the plan in a fiduciary capacity against any and all claims, loss, damages, expense, and liability arising from any act or failure to act in that capacity unless there is a final court decision that the person was guilty of gross negligence or willful misconduct.

         Changing the plan The sponsor has the right to change the plan in any way and at any time and does not have to give any reason for doing so. These changes can be retroactive.

         For example, the plan names the plan administrator, the trustee, and the appeals authority (they're all shown at the beginning of the plan in the section called "Quick-Reference Information"). The sponsor has the right to amend the plan to replace any of those individuals or firms at any time and without giving any reason.

         Exceptions. The Code says that no amendment can be adopted that would make it possible for the assets of the plan to be used for, or diverted to, purposes other than the exclusive benefit of participants and beneficiaries, and the plan adopts that language but only to the extent (and with the same meaning) required by the Code.

         The plan also adopts, but only to the extent and with the same meaning required by the Code, the Code prohibition on amendments which have the effect of reducing the "accrued benefit" of any member of the plan (including the provision of the Code which imposes the same prohibition on amendments eliminating or reducing an early retirement benefit or a retirement-type subsidy or eliminating an optional form of payment).

         Changes made by the sponsor may be made by resolution of the board of directors of the sponsor adopted in accordance with the by-laws of the sponsor. Alternatively, changes that do not materially increase the liability of the sponsor or any participating employer under the plan may be made by the Retirement Committee of the sponsor, as long as any such amendment is reflected in a writing that is formally designated as an amendment to this plan, is adopted by the unanimous consent of the members of the Retirement Committee, and is broadly applicable to participants under the plan (rather than targeted at any individual or small group of participants). For this purpose, the decision to admit a new participating employer will be considered as not materially increasing the liability of the sponsor or any participating employer under the plan.

         Ending the plan The plan has no set expiration date; when it was established, it was not intended to be temporary. Nevertheless, the sponsor has the right to end the plan (in whole or in part) at any time and without giving a reason for doing so. The procedure for the sponsor to end the plan is the same as for changing the plan, as described in the preceding paragraph. In addition, any participating employer may withdraw from participation in the plan at any time and without giving a reason for doing so.

         If there is a "termination" or "partial termination" of the plan within the meaning of Treasury Regulation 1.411(d)-2 (sorry, but it's too difficult to try to describe what that is, particularly because it is not the same as ending the plan) or a complete discontinuance of contributions, everyone who is affected by the termination or partial termination or complete discontinuance of contributions and who is still a member of the plan at that time will automatically be advanced to 100% on the table at the beginning of the plan in the section called "Quick-Reference Information" under the heading "Length Of Service Required For Benefits," regardless of their length of service. For this purpose, those whose employment previously terminated at a time when their percentage was zero will be considered to have been "cashed out" at zero and will no longer be considered participants.

Page 34  The Education Management Corporation

                        ===============================

                               Maximum Amount of
                             401(k) Contributions

                        ===============================






     Introduction The Code puts a couple of different limits on the amount that you can cause the employer to contribute to the plan by trading off your pay. This part of the plan describes them.

     $10,500 limit Contributions that you cause the employer to make by trading off your pay cannot be more than $10,500 in any one calendar year. And we are not talking just about this plan. This limit applies to any and all plans of any and all employers, including 401(k) plans, simplified employee pension plans, and 403(b) tax-sheltered annuities.

     The $10,500 figure applies to the year 2001. But the IRS changes it from time to time according to the cost-of-living, and the new figure automatically applies here. The plan administrator can tell you what the exact figure is for each year. In the paragraphs that follow, however, we'll keep saying "$10,500" just because it's easier that way.

     If the $10,500 limit is exceeded There are two ways in which the $10,500 limit might be exceeded. First, although this plan prohibits 401(k) contributions of more than $10,500, a mistake might be made. In that case, as soon as the mistake is discovered, the plan administrator will simply return any and all 401(k) contributions that were more than $10,500 for a given plan year, adjusted for any income or loss experienced while the excess was in the plan.

     Second, although 401(k) contributions to this plan are not more than $10,500, you might have worked for some other employer during part of the year and the total of 401(k) contributions made to this plan and the plan of that other employer might be more than $10,500. In that case, you may withdraw all or part of the excess from this plan (not more than the 401(k) contributions that were actually made to this plan, of course), as long as you give the plan administrator written notice which is received by the plan administrator no later than March 15 of the calendar year following the year in which the excess 401(k) contributions were made. Then the plan administrator will return the amount that you have designated, adjusted for any income or loss experienced while the excess was in the plan.

     Utilization test How much employees at the top of the organization can trade off pay for contributions depends on how much all the other employees trade off their pay for contributions. You only have to worry about this if you are at the top of the organization. We will call these people "restricted employees."

Retirement Plan  Page 35

     Who the restricted employees are The restricted employees are determined each year. They are anybody who owned 5% or more of the employer during that year or the preceding year. They are also anybody who had compensation from the employer during the preceding year of more than $85,000. (That's the figure for 2001. The figure changes slightly from year to year according to the cost-of-living. The plan administrator can tell you what the exact figure is each year.)

     Special rules for former employees. Former employees are considered restricted employees if they were restricted any time after age 55 or they were restricted when they left the employer.

     Special rule for non-resident aliens. Non-resident aliens who have no U.S.- source income are not taken into account at all when applying this part of the plan.

     Performing the utilization test First, the plan administrator will identify all the restricted employees who are eligible to choose 401(k) contributions to the plan for the plan year being tested (whether or not they have chosen to trade off pay for contributions). The plan administrator will figure, separately for each such employee, what percent of pay he or she has traded off for contributions. For employees who have chosen not to trade off pay for contributions, this percentage will be zero. The plan administrator will then average all of those percentages.

     Second, the plan administrator will focus on the year before the year being tested, identifying those individuals who were not restricted employees but were eligible to choose 401(k) contributions to the plan for that plan year (whether or not they chose to trade off pay for contributions). The plan administrator will figure, separately for each such employee, what percent of pay he or she traded off for contributions during the preceding year. Once again, for employees who chose not to trade off pay for contributions, this percentage will be zero (except to the extent that the employer chooses to make "qualified nonelective contributions" as described below). The plan administrator will then average all of those percentages. (As an exception for 1997 only, instead of using the year before the year being tested, the administrator may use the year being tested.)

     Please note: In calculating these averages, the plan administrator may take advantage of any special rules provided in the law or in published guidance from the IRS. For example, for plan years beginning after 1998, the plan administrator may exclude from the calculation entirely individuals who are not restricted employees and who have neither attained age 21 nor completed one year of service with the employer, as long as the coverage rules of section 410(b) of the Code can be met without taking those individuals into account. Alternatively, the plan administrator may consider all individuals who have neither attained age 21 nor completed one year of service with the employer, whether they are restricted employees or not, as a separate plan for this purpose, as long as the coverage rules of section 410(b) of the Code would be met by both this plan and the separate plan.

     In calculating these percentages, the plan administrator will take into account only pay that, but for the choice to trade it off for contributions to the plan, would have been received by the employee in the appropriate plan year or is attributable to services performed in that plan year and would have been received by the employee within 2 1/2 months after the end of the plan year. In addition, 401(k) contributions will be taken into account for a plan year only if not contingent on participation or performance of services after the end of the plan year and actually paid to the trustee not later than 12 months after the end of the plan year.

     If the average for the employees who are not restricted was less than 2% in the preceding year, the average for the restricted employees in the year being tested cannot be more than twice that percentage. If the average for the employees who are not restricted was between 2% and 8% in the preceding year, the average for the restricted employees in the year being tested cannot be more than 2 percentage points higher. If the average for the employees who are not restricted was more than 8% in the preceding year, the average for the restricted employees in the year being tested cannot be more than 1.25 times that percentage.

Page 36  The Education Management Corporation

     If the utilization test reveals a problem If the average for the restricted employees is higher than it should be, the plan administrator will correct the problem by paying the contributions back to the restricted employees, as follows.

     Step 1 -- Calculating the total amount to be returned. The plan administrator will take the restricted employee with the highest percentage of 401(k) contributions and figure out how much of that employee's 401(k) contributions would have to be returned to that employee so that his or her percentage would be reduced enough to solve the problem for the whole group, but not more than would make the percentage of that employee's 401(k) contributions equal the percentage for the restricted employee with the second-highest percentage.

     If the problem has not been solved for the group as a whole, then the plan administrator will figure out how much of the 401(k) contributions of both of those people (the restricted employee with the highest percentage and the employee with the second-highest percentage) would have to be returned so that their percentage would be reduced enough to solve the problem for the whole group, but not more than would make the percentage for those two employees equal the percentage for the restricted employee with the third-highest percentage.

     If the problem has not been solved for the group as a whole, the plan administrator will keep doing this until the problem is solved. Then the administrator will complete step one by totaling the dollar amount of the contributions that would have to be returned to solve the problem. That is the total amount that will have to be returned.

     Step 2 -- Calculating how much is returned to each restricted employee. Now the administrator will take the restricted employee with the highest dollar amount of 401(k) contributions and return that employee's 401(k) contributions to him or her until (a) the total amount that has to be returned (as determined in step one) has been returned or (b) the dollar amount of that employee's 401(k) contributions has been reduced to the dollar amount of the restricted employee with the second-highest dollar amount of 401(k) contributions.

     If the total amount that has to be returned has not yet been returned, then the plan administrator will return the 401(k) contributions of those two employees (the restricted employee with the highest dollar amount and the employee with the second-highest dollar amount) to those two employees until (a) the total amount that has to be returned (as determined in step one) has been returned or (b) the dollar amount of those two employees' 401(k) contributions has been reduced to the dollar amount of the restricted employee with the third-highest dollar amount of 401(k) contributions.

     If the total amount that has to be returned (as determined in step one) has not yet been returned, the plan administrator will keep doing this until the total amount that has to be returned has been returned. It is understood that, after returning 401(k) contributions by this method, if the utilization test were to be run again, it might still not be passed, but the IRS has stated in Notice 97-2 that this is the method to be used and when this method has been followed, the utilization test is considered to have been satisfied.

Retirement Plan  Page 37

     Returning excess contributions The concept of returning any excess contributions (due to either the $10,500 limit or the limitation on restricted employees) is simply to reverse the contributions -- as if they had never been made. If the contributions had never been made, of course, the employee would have received those amounts as pay and would have had to pay federal income tax on them. So you have to pay income tax on them when you get them back.


     When you get the excess contributions back depends on why you are getting them back:

     . If you are getting them back because of the $10,500 limit, you will get them back (including the allocable income or loss) by April 15 of the following year. The returned contributions are included in your taxable income for the previous year (the year when they were contributed), while the income on them is included in your taxable income for the year when you actually receive it.

     . If you are getting them back because of the utilization test, you will get them back (including allocable income or loss) by the end of the following plan year. The returned contributions and any allocable income are included in your taxable income for the year in which you actually receive them. (The only exception is the unlikely event that you get them back before March 15 of the following year, in which case they are included in your taxable income for the previous year.)

     The allocable income or loss is that portion of the total income or loss for the year for your 401(k) account which bears the same proportion to the total as the excess 401(k) contributions for the year bear to the account balance of your 401(k) account at the end of the year (minus the income (or plus the loss) on that account for the year).

     The amount of excess contributions returned to you because of the annual dollar limit will be reduced by any excess contributions previously returned to you because of the limitation on restricted employees for the plan year beginning with or within your taxable year. And the amount of excess contributions returned to you because of the limitation on restricted employees will be reduced by any excess contributions previously returned to you because of the annual dollar limit for your taxable year ending with or within the plan year.

     Combining plans If two or more plans are aggregated for purposes of section 401(a)(4) of the Code or section 410(b) of the Code (other than section 410(b)(2)(A)(ii)), then all 401(k) contributions made under both plans will be treated as made under a single plan, for the purpose of this section of the plan. (Of course, the aggregated plans must comply with sections 401(a)(4) and 410(b) as though they were a single plan.) In addition, if a restricted employee is eligible to trade off contributions under two or more plans of the employer, those cash-or-deferred arrangements will be treated as a single arrangement, unless the applicable rules would prohibit permissive aggregation of those arrangements.

Page 38  The Education Management Corporation

                        ===============================

                               Maximum Amount Of
                            Matching Contributions

                        ===============================

         Introduction Besides limiting the amount of 401(k) contributions that can be made on behalf of restricted employees, the Code also limits the amount of matching contributions that can be made for restricted employees -- both by themselves and when considered in combination with the 401(k) contributions. This part of the plan describes these additional limitations.

         Matching contributions by themselves The plan administrator will test the matching contributions by themselves by running the same test as described in the preceding section ("Maximum Amount of 401(k) Contributions"), taking into account only those employees who have satisfied the special eligibility rule for matching contributions and using matching contributions rather than their 401(k) contributions.

         Matching contributions in combination If the utilization test for 401(k) contributions (described in the preceding section of the plan) and the utilization test for matching contributions (described in the preceding paragraph of this section) both show that the average for the restricted employees is more than 1.25 times the average for all other employees (after any corrective distributions), then the plan administrator must run this additional test.

         Step 1. The plan administrator will add the average percentage for the restricted employees under the trade-off test (already calculated under the preceding section of the plan) and the average percentage for the restricted employees under the matching test (already calculated under the preceding paragraph of this section).

         Step 2. The plan administrator will look at the average percentage for all other employees under the trade-off test (already calculated under the preceding section of the plan) and the average percentage for all other employees under the matching test (already calculated under the preceding paragraph of this section) and identify which is larger.

         Step 3. The plan administrator will take the larger number in Step 2 and multiply by 1.25, then take the smaller number and either add 2 percentage points or double it (whichever produces the lower number), and then add those two numbers together.

         Step 4. The plan administrator will take the smaller number in Step 2 and multiply by 1.25, then take the larger number and either add 2 percentage points or double it (whichever produces the lower number), and then add those two numbers together.

         Step 5. The plan administrator will see if the number in Step 1 is larger than both the number in Step 3 and the number in Step 4. If it is larger than both of them, the test is failed. If it is smaller than either of them, the test is passed.

         If this test of matching contributions reveals a problem If the matching contributions fail the tests in this section (either by themselves or in combination with the 401(k) contributions), then the plan administrator will return the excess matching contributions in the same manner as under the preceding section of the plan (which specifies how excess 401(k) contributions are returned). Alternatively, the employer may, but is not required to, solve the problem in whole or in part by making additional "qualified nonelective contributions" to the 401(k) accounts of employees who are not restricted, as described in the preceding section of the plan, as long as those contributions satisfy the requirements of Reg. (S) 1.401(m)-1(b)(5).

Retirement Plan  Page 39

                        ===============================

                               Maximum Amount of
                              Total Contributions

                        ===============================


     Introduction Federal law sets a limit on how much money can go into your accounts in this plan in any one year. This section describes the limit. You don't have to worry about this, though; the plan administrator will pay attention to this section and make sure that the limit is not exceeded.

     25% of pay limit The total of employer contributions, employee contributions (if applicable), and forfeitures allocated to your accounts for any one plan year cannot be more than 25% of your compensation from the employer (or $30,000, whichever is less). (As the $30,000 figure rises in accordance with the cost of living, the new figure will automatically be applied here.)

     As an exception, forfeitures of stock that was acquired with the proceeds of an exempt loan will not count against the limit if no more than one-third of the employer contributions to this plan for a year which are deductible under section 404(a)(9) of the Code are allocated to highly compensated employees -- all within the meaning of section 415(c)(6) of the Code.

     If this limitation would be exceeded as a result of the allocation of forfeitures, a reasonable error in estimating your annual compensation, a reasonable error in determining the amount of 401(k) contributions that may be made on your behalf within this limitation, or any other facts and circumstances that the Commissioner of Internal Revenue finds justifies relief under this paragraph, the excess amounts otherwise allocable to your account for that plan year will be used to reduce employer contributions for the next plan year (and succeeding plan years, as necessary) for you, as long as you are covered by the plan at the end of that plan year. However, if you are not covered by the plan at the end of that plan year, the excess amounts will be held unallocated in a suspense account for that plan year and allocated and reallocated in the next plan year to all of the remaining participants in the plan in accordance with the rules set forth in subparagraph Treas. Reg. (S) 1.415-6(b)(6)(i). Furthermore, the excess amounts will be used to reduce employer contributions for the next plan year (and succeeding plan years, as necessary) for all of the remaining participants in the plan.

     And, though it may never apply, the IRS requires us to say that the $30,000 limit is reduced by employer contributions allocated to any individual medical account which is part of a pension or annuity plan and contributions on behalf of a member of the concentration group, as described below under the heading "Improvements When the Plan Is Top-Heavy," to a separate account for post-retirement medical benefits pursuant to Code section 419A(d) prior to the employee's separation from service.

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

     If there's more than one defined contribution plan All "defined contribution" plans of the employer (that's what this is) are considered to be one plan, so that, if the employer runs any other defined contribution plans, the limit applies to the total contributions under all of those plans. These may be plans qualified under section 401(a) of the Code, annuity plans under section 403(a), annuity contracts under section 403(b), or simplified employee pension plans under section 408(k). But the limitation of this section of the plan will be applied first to the other plan or plans, reducing the annual additions under those plans to elimination before any reduction is applied under this plan.

     "Employee contributions" does not include rollover contributions from another plan and does not include employee contributions to a simplified employee pension plan that are excludable from gross income under section 408(k)(6) of the Code.

     If there's also a defined benefit plan Due to a change in the law, this section no longer applies, beginning with the 2000 plan and limitation year.

     Related employers For the purpose of this section of the plan, all related employers are considered to be a single employer to the extent required by Code sections 414(b), (c), (m), and (o) and 415(h).

Retirement Plan  Page 41

                        ===============================

                             Improvements When The
                               Plan Is Top-heavy

                        ===============================

         Introduction The plan administrator has to monitor the plan year by year to see if the benefits of the plan are concentrated in a group of employees that we will call the "concentration group." If so, the plan is said to be "top-heavy" and several improvements are automatically made in the plan for that year. This section of the plan describes what the plan administrator does to figure out if the plan is top-heavy and what improvements are made if it is.

         Please note: This plan has never been top-heavy and is unlikely ever to become top-heavy. But the IRS makes us put these provisions in the document just in case.

         Who is in the concentration group The plan administrator will first figure out who is in the concentration group for a given plan year. This is what the plan administrator will do:

         Officers. List each officer on the last day of each of the five preceding plan years and how much he or she made each year. Delete from the list anyone who did not make more than 1/2 the defined benefit dollar limit in section 415 of the Code for that year.

         Find the highest number of employees of the employer at any time during the five preceding plan years, excluding employees who have not completed 6 months of service, employees who normally work less than 17 1/2 hours per week, employees who normally work during not more than 6 months during any year, employees who have not attained age 21, and employees included in a collective bargaining unit. And then delete from the list of officers as follows:

         . If the number of employees is less than 30, delete all but the 3 officers having the greatest aggregate compensation during those five years.

         . If the number of employees is more than 30 but less than 500, take 10 percent of that number, round to the next highest whole number, and then delete all but the resulting number of officers having the greatest aggregate compensation during those five years.

         . If the number of employees is more than 500, delete all but the 50 officers having the greatest aggregate compensation during those five years.

         Everybody left on the list is in the concentration group.

         5% Owners. List all employees who owned more than 5% of the value of the stock or voting power of the stock of the employer on the last day of the preceding plan year. All those people are in the concentration group.

         1% Owners. Separately for each of the five preceding years, list all employees who owned more than 1% (but not more than 5%) of the value of the stock or voting power of the stock of the employer on the last day of each year. Delete anyone who did not make more than $150,000 that year. (That figure is adjusted for the cost of living every year.) Everybody left on the list is in the concentration group.

Page 42  The Education Management Corporation

     1/2% Owners. Separately for each of the five preceding years, list all employees who owned more than 1/2% of the value of the stock or voting power of the stock of the employer at any time during those five plan years. Delete the entry for any year if the employee did not make more than the defined contribution dollar limit in 415 that year. Select the 10 entries having the highest ownerships. (In case of a tie in ownership, the one with the higher compensation wins.) Those ten people are in the concentration group.

     Performing the concentration test To test for top-heaviness, the plan administrator will identify all pension, profit sharing and stock bonus plans of the employer in which any member of the concentration group participated in any of the preceding five years. (This includes plans that have previously been terminated if they were maintained at any time during those five years.) In addition, if any of those plans relies on the existence of some other plan in order to meet the coverage or nondiscrimination rules, then that other plan will also be thrown into the test. All of them will be tested together as if they were one plan.

     Defined benefit plans. For each defined benefit plan, the plan administrator will calculate the present value of each participant's accrued benefit as of the valuation date coincident with or last preceding the end of the last plan year, as if the participant terminated on the valuation date, using the same actuarial assumptions for all plans. This will include the value of nonproportional subsidies and accrued benefits attributable to nondeductible employee contributions (whether voluntary or mandatory). If there is no uniform accrual method under all such defined benefit plans, the plan administrator will determine the accrued benefit by applying the slowest accrual rate permitted under the "fractional rule" of Code section 411(b)(1)(C).

     Defined contribution plans. For each defined contribution plan (including this one), the plan administrator will calculate the account balance of each participant, as of the valuation date coincident with or last preceding the end of the last plan year. This will include contributions due by the last day of the last plan year.

     Add-backs. For both defined benefit and defined contribution plans, the plan administrator will add back in the value of all distributions made in those five years, except to the extent already taken into account.

     Exclusions. The plan administrator will exclude from the total all accrued benefits and account balances of persons who were members of the concentration group for prior years but are not members of the concentration group for the year being tested. The plan administrator will also exclude from the total all rollovers except those which (1) were not made at the initiative of the employee or (2) came from a plan of an employer required to be aggregated with this employer under section 414 of the Code.

     Concentration percentage. The plan administrator will divide the total accrued benefits and account balances of the members of the concentration group by the total accrued benefits and account balances of everyone in the plans. If the result is more than 60%, all the plans are top-heavy. If the result is 60% or less, none of the plans are top-heavy.

     Exception. If the percentage is more than 60%, but would not be more than 60% if another plan were added to the group of plans that are being tested (and that plan is one which could be added without taking the group out of compliance with the coverage and nondiscrimination rules), then none of the plans are top-heavy.

Retirement Plan  Page 43

     Changes if the plan is top-heavy . There are three changes that apply for a particular plan year if the plan is top-heavy for that year.

     Benefits in the event of termination of employment before retirement. If the plan is top-heavy for a particular year, then the schedule at the beginning of the plan in the section called "Quick-Reference Information" under the heading "Length Of Service Required For Benefits" may be changed for everyone who has at least one hour of service after the plan became top-heavy.

         . If that schedule provides for 100% after 5 years of service, it is changed to 100% after 3 years of service.

         . If it provides for gradually increasing percentages from 3 to 7 years of service, it is changed to provide the same progression but from 2 to 6 years of service.

         . If it already provides a schedule which is better than 100% after 3 years or graded from 2 to 6 years, then there is no change in the schedule.

         If, in a future year, the plan is no longer top-heavy, the schedule in "Quick-Reference Information" is reinstated, except that the reinstatement of the original schedule is treated as an amendment to the plan subject to the two limitations described below in the "Miscellaneous" section under the heading "Changes in the Vesting Schedule."

         Minimum contribution. For a year when the plan is top-heavy, each member of the plan who is not a member of the concentration group will receive an employer contribution on top of his pay of at least 3%, with three exceptions:

         . The percentage is not required to be greater than the highest percentage received for that year by anyone who is a member of the concentration group. In figuring that percentage, contributions made by trading off pay are counted as contributions, as are matching contributions.

         . If the employer also maintains a defined benefit plan that is top-heavy and that plan provides that the concentration requirements will be met by providing the minimum required accrual in that defined benefit plan, then there is no minimum contribution required in this plan.

         . If the employer also maintains a defined benefit plan that is top-heavy and that plan does not provide that the concentration requirements will be met by providing the minimum required accrual in that defined benefit plan, then the minimum contribution in this plan is 5%.

         The minimum contribution requirement applies to everyone in the plan who has not separated from service by the end of the plan year, including those who have not completed 900 hours of service during the year and those who have not chosen to trade off pay for contributions. The minimum contribution requirement cannot be met by counting contributions made by trading off pay or matching contributions.

         Maximum amount of total contributions. Due to a change in the law, this subsection no longer applies, effective with the 2000 plan and limitation year.

Page 44  The Education Management Corporation

                        ===============================

                            Special ESOP Provisions

                        ===============================

         Introduction Since the Education Management Corporation Employee Stock Ownership Plan has been merged into this plan (the Education Management Corporation Retirement Plan), there are a number of special provisions from the Employee Stock Ownership Plan that need to be preserved in this plan. This section contains them.

         The nature of an ESOP This type of ESOP borrows money from a bank and uses it to buy stock of the sponsor -- Education Management Corporation. The stock is held as collateral for the loan. Then, from year to year, the employer makes cash contributions to the plan that are used to pay down the loan.

         As the loan is paid down each year, a corresponding amount of stock no longer needs to be held as collateral for the loan. The stock that is released is allocated among the employer stock accounts of the employees who are in the plan.

         Over time, the idea is that the loan will be completely paid off, which means that all of the stock will be released and allocated to the accounts of the employees in the plan. As a matter of fact, in this plan, that has already happened: the loan has been paid off and the stock has all been allocated to the employer stock accounts of the employees in the plan.

         Investment Investments of employer stock accounts are made at the direction of the plan administrator. Since this is in part an ESOP, however, the assets of the employer stock accounts must be invested primarily in stock of Education Management Corporation. (If any future ESOP contributions are made or dividends are paid, the trustee must use them to buy more stock of Education Management Corporation to the extent that stock is available on terms that the plan administrator considers prudent.)

         Technically, this includes any "qualifying employer security" within the meaning of section 407(d)(5) of ERISA that also meets the requirements of section 409(l) of the Code. This includes common stock issued by Education Management Corporation that is readily tradable on an established securities market, as well as noncallable preferred stock (as long as it is convertible at any time into readily tradable common stock and the conversion price was reasonable when the noncallable preferred stock was acquired by this plan). The full definition is set out later in this section, but we will call this simply "stock" or "employer stock."

         Purchases of stock must be made at a price which, in the judgment of the plan administrator, does not exceed the fair market value of the stock. Sales of stock may be made to any person, except that if the buyer is a "disqualified person" under section 4975(e)(2) of the Code, the sales price may not be less than the fair market value of the stock and no commission can be charged on the sale. All sales will comply with section 408(e) of ERISA.

         There may also be a small amount of cash in employer stock accounts. It may be invested in bank accounts, certificates of deposit, securities, short-term funds maintained by the trustee, or any other kind of investment in accordance with the trust agreement, or it may simply be held in cash.

Retirement Plan  Page 45

     "Employer securities" We said earlier that the stock must constitute "employer securities" under Code section 409(l). Here is the text of Code section 409(l) so there is no doubt about what we mean:

     "(1) IN GENERAL.--The term 'employer securities' means common stock issued by the employer (or by a corporation which is a member of the same controlled group) which is readily tradable on an established securities market.

     "(2) SPECIAL RULE WHERE THERE IS NO READILY TRADABLE COMMON STOCK.--If there is no common stock which meets the requirements of paragraph (1), the term 'employer securities' means common stock issued by the employer (or by a corporation which is a member of the same controlled group) having a combination of voting power and dividend rights equal to or in excess of--

        "(A) that class of common stock of the employer (or of any other such corporation) having the greatest voting power, and

        "(B) that class of common stock of the employer (or of any other such corporation) having the greatest dividend rights.

     "(3) PREFERRED STOCK MAY BE ISSUED IN CERTAIN CASES.--Noncallable preferred stock shall be treated as employer securities if such stock is convertible at any time into stock which meets the requirements of paragraph (1) or (2) (whichever is applicable) and if such conversion is at a conversion price which (as of the date of the acquisition by the tax credit employee stock ownership plan) is reasonable. For purposes of the preceding sentence, under regulations prescribed by the Secretary, preferred stock shall be treated as noncallable if after the call there will be a reasonable opportunity for a conversion which meets the requirements of the preceding sentence.

     "(4) APPLICATION TO CONTROLLED GROUP OF CORPORATIONS.--

        "(A) IN GENERAL.--For purposes of this subsection, the term 'controlled group of corporations' has the meaning given to such term by section 1563(a) (determined without regard to subsections (a)(4) and (e)(3)(C) of section 1563 ).

        "(B) WHERE COMMON PARENT OWNS AT LEAST 50 PERCENT OF FIRST TIER SUBSIDIARY.--For purposes of subparagraph (A), if the common parent owns directly stock possessing at least 50 percent of the voting power of all classes of stock and at least 50 percent of each class of nonvoting stock in a first tier subsidiary, such subsidiary (and all other corporations below it in the chain which would meet the 80 percent test of section 1563(a) if the first tier subsidiary were the common parent) shall be treated as includible corporations.

        "(C) WHERE COMMON PARENT OWNS 100 PERCENT OF FIRST TIER SUBSIDIARY.--For purposes of subparagraph (A), if the common parent owns directly stock possessing all of the voting power of all classes of stock and all of the nonvoting stock, in a first tier subsidiary, and if the first tier subsidiary owns directly stock possessing at least 50 percent of the voting power of all classes of stock, and at least 50 percent of each class of nonvoting stock, in a second tier subsidiary of the common parent, such second tier subsidiary (and all other corporations below it in the chain which would meet the 80 percent test of section 1563(a) if the second tier subsidiary were the common parent)

Page 46  The Education Management Corporation
         shall be treated as includible corporations.

     "(5) NONVOTING COMMON STOCK MAY BE ACQUIRED IN CERTAIN CASES.--Nonvoting common stock of an employer described in the second sentence of section 401(a)(22) shall be treated as employer securities if an employer has a class of nonvoting common stock outstanding and the specific shares that the plan acquires have been issued and outstanding for at least 24 months."

     Voting In a number of instances, you may be entitled to direct how the stock in your employer stock account is voted when votes of the shareholders of Education Management Corporation are taken. This section applies equally to any beneficiary of yours who may have an account under the plan. Here they are:

     .  If any class of stock in the plan is required to be registered under section 12 of the Securities Exchange Act of 1934, as amended, then you are entitled to instruct the plan administrator how to vote the stock in your employer stock account to the extent required under section 409(e) of the Code.

     . As to any stock acquired by the ESOP with the proceeds of a loan with respect to which the lenders exclude from federal taxable income a portion of the interest pursuant to section 133 of the Code, you are entitled to instruct the plan administrator how to vote the stock in your employer stock account, to the extent required under section 133(b)(7)(A) of the Code.

     . In any event, you are entitled to direct the plan administrator how to vote the stock in your employer stock account with respect to any vote of shareholders on any corporate merger, consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets, or a similar transaction, to the extent required by Sections 401(a)(22) and 409(e) of the Code and regulations thereunder.

     If you do not instruct the plan administrator how to vote the stock in your employer stock account (or if there is any stock that is not allocated to the accounts of the members of the plan), the plan administrator is entitled to instruct the trustee how to vote the stock, assuming that the instructions of the plan administrator are consistent with ERISA.

     Diversification If you have reached age 55 and you have participated in the ESOP for at least ten years, you may choose to have some of the stock in your employer stock account sold and the proceeds transferred to your profit sharing account here in the plan, where it will be invested in accordance with the investment instructions then in effect for your profit sharing account. This is called "diversification."

     In measuring your period of participation in the ESOP, your participation in the ESOP while it was a separate plan before April 7, 1999 will obviously count; participation in this consolidated plan on and after April 7, 1999 will also count. And since the ESOP was only established effective January 1, 1989, ten years of participation in the ESOP obviously can't happen until the end of 1998.

     Your "window of opportunity." The opportunity to diversify your employer stock account begins as soon as you have attained age 55 and completed 10 years of participation in the plan (or upon the adoption of this edition of the plan, if later). For example, once this edition of the plan is adopted, if you have already completed 10 years of participation in the plan, it begins on your 55th birthday. On the other hand, if you reach age 55 before you have completed 10 years of participation in the plan, it begins after you have completed 10 years of participation.

Retirement Plan Page 47

         The opportunity continues for the rest of that plan year (the plan year in which you attained age 55 and completed 10 years of participation) and then for the next six full plan years.

         EXAMPLE: Your participation in the ESOP began effective January 1, 1989. You remain a participant through December 31, 1998, so that, as of January 1, 1999, you have completed 10 years of participation in the plan. This edition of the plan is adopted on April 7, 1999. Then you attain age 55 on September 12, 1999. You may diversify the investment of your employer stock account beginning on September 12, 1999. The opportunity continues for the rest of the 1999 and then for the next six full plan years -- the years 2000, 2001, 2002, 2003, 2004 and 2005.

         What portion of your account can be diversified. There's a formula to determine what portion of your account can be diversified. It is:

         . 25% (or, in the case of the last year in which you can diversify, 50%) of the number of shares of stock that have ever been allocated to your account as of the most recent December 31 minus

         . the number of shares that you have previously asked to have diversified under this section.

         EXAMPLE: You may diversify the investment of your employer stock account beginning on September 12, 1999. As of December 31, 1998, the total number of shares of stock ever allocated to your account was 100 shares. That means you may diversify up to 25 shares of stock beginning on September 12, 1999.

         EXAMPLE CONTINUED: Suppose you choose to diversify 10 shares of stock in January of the year 2000. You still have the opportunity to diversify through the year 2005. Suppose that no additional shares are allocated to your account. Since the total number of shares ever allocated to your account is 100 and you have previously chosen to diversify 10 shares, you may diversify up to 15 more shares at any time through the year 2005.

         EXAMPLE CONTINUED: Suppose you diversify another 15 shares during the year 2001. You have now diversified 25 shares, so you are at the limit of 25%. But in the year 2005, the limit rises to 50%, so during the year 2005, you may diversify up to another 25 shares (for a total of 50 shares out of 100).

         How. Call the trustee (Fidelity) whenever you are eligible to diversify. The trustee will verify your eligibility against the information provided by the plan administrator, calculate the number of shares that are available to be diversified, and take your direction to diversify part or all of those shares.

         What happens. After receiving your call, the trustee (Fidelity) will take out of your employer stock account the number of shares that you have chosen to diversify. It will then sell them as soon as administratively possible on the open market. The money that it receives from selling those shares will be deposited in your profit sharing account here in the plan, where it will automatically be invested in accordance with the investment instructions then in effect for your profit sharing account.

Page 48 The Education Management Corporation

         "Nonterminable" protections and rights With one exception, stock will never be subject to a put, call or other option or a buy-sell or similar arrangement while held by and when distributed from this plan. The exception is that stock may be subject to a put option to the extent provided earlier in the plan in the section called "How Payment Is Made" under the heading "'Put' Option." This prohibition remains effective despite the fact that the ESOP loan has been repaid and regardless of whether the plan remains an ESOP in the future. And the provision of the plan regarding put options also remains effective despite the fact that the ESOP loan has been repaid and regardless of whether the plan remains an ESOP in the future.

         Non-allocation under Code section 409(n) While there is no stock acquired in a transaction for which the seller has elected favorable tax treatment under section 1042 of the Code that remains unallocated at the present time, this section expresses a rule that was applied when the stock was allocated, for historical purposes only.

         No employer securities, or other assets attributable to or in lieu of such employer securities, acquired in such a transaction may be allocated directly or indirectly, to the Accounts of:

         .  such seller;

         . any individual who is related to the seller (within the meaning of Section 267(b) of the Code), or

         . any other individual who owns (directly or by attribution, after the application of section 318(a) of the Code applied without regard to the employee trust exception in section 318(a)(2)(B)(i) of the Code) more than 25% of (A) any class of outstanding stock of the employer or any affiliate, or (B) the total value of any class of outstanding stock of the employer or of any affiliate.

         The restriction on allocations to persons described in the first or second bullet points shall apply only during a nonallocation period which shall begin on the date of the section 1042 sale and end on the later of (A) the tenth
(10th) anniversary of the date of the section 1042 sale, or (B) the date of the allocation attributable to the last payment of principal and/or interest on the exempt loan incurred with respect to the section 1042 sale.

         The restriction on allocation to persons described in the second bullet point shall not apply to participants who are lineal descendants of the seller, except that the aggregate amount allocated to the benefit of all such lineal descendants during the nonallocation period shall not exceed 5% of the employer securities (or other amounts attributable to or in lieu thereof) held by the trust attributable to a section 1042 sale of employer securities to the trust by any person who is related (within the meaning of section 267(c)(4) to such lineal descendants.

         An individual shall be restricted under the third bullet point if he or she is described by that clause at any time during the one-year period ending on the date of the section 1042 sale or as of the date employer securities are allocated to participants.

Retirement Plan Page 49

                         =============================

                                 Miscellaneous

                         =============================

         What "pay" or "compensation" means With the three exceptions noted below in this section, when we refer to your "pay" or "compensation" we mean your taxable wages for the purpose of federal income tax as shown in the box labeled "Wages, Tips, Other Compensation" on your W-2, plus any amounts excluded solely because of the nature or location of the services provided. The period used to determine your pay or compensation for a plan year is the plan year.

         Adding back salary reduction amounts. "Pay" or "compensation" also includes salary reduction amounts under a cafeteria plan (Code section 125), a 401(k) plan (Code section 402(e)(3)), a tax-sheltered annuity (Code section 403(b)), a simplified employee pension plan (Code section 402(h)) or an eligible deferred compensation plan of a tax-exempt organization (Code section 457).

         "Pay" or "compensation" also includes salary reduction for qualified transportation fringes (Code section 132(f)) effective January 1, 2001 for the purpose of the limit described under the heading "Maximum Amount of Total Contributions" and for the purpose of the rules described under the heading "Improvements When the Plan Is Top-Heavy" and effective January 1, 2002 for all other purposes.

         Excluding extraordinary items. For all purposes except the limit described under the heading "Maximum Amount of Total Contributions" and the rules described under the heading "Improvements When the Plan Is Top-Heavy," "pay" or "compensation" does not include:

         . reimbursements or other expense allowances, . fringe benefits (cash and non-cash), . moving expenses,
         .  deferred compensation, or
         .  welfare benefits.

         $170,000 limit on compensation. As required by section 401(a)(17) of the Code, compensation in excess of $170,000 (adjusted for the cost of living) is not taken into account for any purpose under this plan .

         Leased employees If the employer previously leased your services from a leasing organization but later you become employed by the employer itself, your length of service includes your service as a leased employee if it was performed at a time when the employer maintained this plan. (When we say "employer," we include related employers, as described above under the heading "How The Length of Your Service Is Calculated".) For this purpose, service as a leased employee is service performed under primary direction or control by the employer, pursuant to an agreement between a leasing organization and the employer, regardless of how long you performed that service.

         Family and medical leave Any leave to which you are entitled under the federal Family and Medical Leave Act of 1993 will not result in the loss of any "employment benefit" provided by this plan that had accrued prior to the leave and that would not have been lost if you had remained actively at work during the leave.

Page 50 The Education Management Corporation

         Changes in vesting schedule If the schedule shown at the beginning of the plan in the section called "Quick-Reference Information" under the heading "Length of Service Required for Benefits" is ever changed, there are two limitations. First, the change will never reduce the percentage that applies to your account based on employer contributions that were made on top of your pay through the end of the last year before the change was adopted (or became effective, if later). Second, if you have 3 or more years of service when the change is adopted (or becomes effective, if later), you may nevertheless choose to stay under the schedule that was in effect before the change was made.

         Non-Alienation With the two exceptions provided here, your right to benefits under the plan cannot be assigned or alienated. This means you cannot sell your interest in the plan or pledge it as security for a loan. No creditor of yours can take away your interest in the plan. This provision of the plan is intended to comply with, and apply just as broadly and as stringently as, section 206(d) of ERISA and section 401(a)(13) of the Code.

         The first exception is qualified domestic relations orders described in the section entitled "Child Support, Alimony and Division of Property in Divorce." The second exception is that, effective August 5, 1997, the plan may offset against your benefit any amount that you are ordered or required to pay to the plan in the circumstances set forth in section 206(d)(4) of ERISA.

         Payments to minors If the proper recipient of money from the plan is a minor, or if the plan administrator believes the recipient to be legally incompetent to receive it, the plan administrator may direct that the payment be made instead to anyone who has authority over the affairs of the recipient, such as a parent, guardian, or other relative.

         Payment made in this manner will entirely satisfy the obligation of the plan to pay the money, and the plan administrator will have no responsibility to see what happens to the money after it is paid.

         Unclaimed benefits People are expected to claim their money from the plan when their employment terminates. It is your responsibility to make the claim; the plan administrator does not have any responsibility to track you down.

         If you still haven't claimed your money by the time when it must be paid, the plan administrator will make a reasonable effort to locate you (such as inquiring of the employer, sending a letter to your last known address, and inquiring of the Social Security Administration). If the plan administrator still can't find you, the plan administrator will set up an interest-bearing account with a financial institution in your name in order to get your money out of the plan. If no financial institution will set up an account in your name without your participation, the plan administrator will have to assume that you are dead and pay the money in accordance with the death provisions of the plan.

         Plan assets sole source of benefits The plan assets (held in the trust fund or by an insurance company) are the only source of benefits under the plan. The employer and plan administrator are not responsible to pay benefits from their own money, nor do they guarantee the sufficiency of the trust fund or insurance contracts in any way.

         No right to employment Many of the requirements of the plan depend on your employment status, particularly how long you have worked for the employer. But your employment status is purely a matter between you and your employer; the plan does not change anything. The fact that your rights under the plan might be different if your employment history were different does not give you any different employment rights than if the plan had never existed.

Retirement Plan Page 51

     Profit sharing and stock bonus plan This plan is intended to qualify under section 401(a) of the Code as a profit sharing plan with a qualified cash-or-deferred arrangement and, to the extent of the employer stock accounts, as a stock bonus plan.

     Merger of plan The Code requires that the plan contain the following provision (which is also a requirement of ERISA). However, the interpretation and application of this provision are quite different from what it appears to say, and we intend that it be interpreted and applied no more strictly than required by the regulations under the Code:

     The plan may not merge or consolidate with, or engage in a transfer of assets or liabilities with, any other plan unless the benefit that each participant in this plan would receive if both plans terminated immediately after the transaction is no less than the benefit that the participant would have received if this plan had terminated immediately before the transaction.

     Protection of benefits, rights, and features from previous edition of plan Since this document constitutes an amendment and restatement of the plan, it must preserve, to the minimum extent required by section 411(d)(6) of the Code and Treasury Regulation 1.411(d)-4, all benefits, rights and features required by that Code section and regulation to be protected against reduction. While we believe that this document preserves all such benefits, rights and features, as a failsafe we recite here that the terms of all such benefits, rights, and features, to the extent entitled to protection under this restatement of the plan, are hereby incorporated by reference from the prior plan document.

     Governing law The plan is subject to ERISA and therefore governed exclusively by federal law except where ERISA provides otherwise. If state law ever applies to the interpretation or application of the plan, it shall be the law of the state where the employer has its principal place of business.

     No PBGC Coverage This plan is not covered by the plan termination insurance system established under Title IV of ERISA and administered by the Pension Benefit Guaranty Corporation. As a defined contribution, individual account plan, it is not eligible for coverage under the law.

     "Highly compensated employees." In the section called "Maximum Amount of Total Contributions," under the heading "25% of pay limit," reference is made to "highly compensated employees." That phrase means any employee who owned 5% or more of the employer during the year in question or the preceding year, as well as any employee who had compensation from the employer during the preceding year of more than $85,000. (The dollar figure changes slightly from year to year according to the cost-of-living. The plan administrator can tell you what the exact figure is for this year.) Non-resident aliens who have no U.S.-source income are not taken into account when applying this definition.

     Statement of ERISA rights Regulations of the federal government require that the following "Statement of ERISA Rights" appear in this document, and we are reproducing it here with quotation marks. Not all of the statement is necessarily accurate or applies to this plan. Neither the employer nor the plan administrator takes any responsibility for the accuracy or completeness of this statement, which is made to you by the federal government, not by anyone connected with the plan:

     "As a participant in this plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all plan participants shall be entitled to:

Page 52  The Education Management Corporation

     "Examine, without charge, at the plan administrator's office and at other specified locations, such as worksites and union halls, all plan documents, including collective bargaining agreements and copies of all documents filed by the plan with the U.S. Department of Labor, such as detailed annual reports and plan descriptions.

     "Obtain copies of all plan documents and other plan information upon written request to the plan administrator. The administrator may make a reasonable charge for the copies.

     "Receive a summary of the plan's annual financial report. The plan administrator is required by law to furnish each participant with a copy of this summary annual report.

     "Obtain a statement telling you whether you have a right to receive a pension at normal retirement age (age 65) and if so, what your benefits would be at normal retirement age if you stopped working under the plan now. If you do not have a right to a pension, the statement will tell you how many more years you have to work to get a right to a pension. This statement must be requested in writing and is not required to be given more than once a year. The plan must provide the statement free of charge.

     "In addition to creating rights for plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your plan, called 'fiduciaries' of the plan, have a duty to do so prudently and in the interest of you and other plan participants and beneficiaries. No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a pension benefit or exercising your rights under ERISA. If your claim for a pension benefit is denied in whole or in part you must receive a written explanation of the reason for the denial. You have the right to have the plan review and reconsider your claim. Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the plan administrator to provide the materials and pay you up to $100 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the administrator. If you have a claim for benefits which is denied or ignored, in whole or in part [and you have exhausted the plan's claim and appeal procedure], you may file suit in a state or federal court. If it should happen that plan fiduciaries misuse the plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest office of the Pension and Welfare Benefits Administration, U. S. Department of Labor, listed in your telephone directory, or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U. S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210."

     Service of legal process may be made on the plan administrator or any trustee.

Retirement Plan  Page 53

                         =============================

                         Special Arrangements for New
                            Participating Employers

                         =============================

     Introduction When a new school joins the EDMC family, it is sometimes appropriate to make special arrangements for the employees of that school, in order to bring them into this plan in a way that harmonizes with the plan that they were in before. If a special arrangement is made, this section describes it.

     Illinois Institute of Art In determining the length of your service for getting into this plan (that is, the Retirement Plan) effective January 1, 1996 and for deciding what portion of your account you are entitled to if you leave before age 65, hours of service in the employ of Ray College of Design from January 1, 1995 to November 8, 1995 are taken into account as hours of service under the plan to the same extent as if Ray College of Design had been a participating employer during that period.

     New York Restaurant School In determining the length of your service for getting into this plan (that is, the Retirement Plan) effective January 1, 1997 and for deciding what portion of your account you are entitled to if you leave before age 65, hours of service in the employ of New York Restaurant School, Inc. from January 1, 1996 to August 2, 1996 are taken into account as hours of service under the plan to the same extent as if New York Restaurant School, Inc. had been a participating employer during that period.

     In addition, any individual who was an employee of New York Restaurant School, Inc. immediately prior to August 2, 1996 and was eligible to participate in the New York Restaurant School, Inc. 401(k) Profit Sharing Plan and becomes an employee eligible to participate in this plan by reason of New York Restaurant School's becoming a participating employer on or about August 2, 1996 is eligible to participate in this plan effective September 1, 1996 notwithstanding the semi-annual entry dates otherwise provided in the section entitled "How You Get Into the Plan."

     Art Institutes International Portland, Inc. In determining the length of your service for getting into this plan (that is, the Retirement Plan) effective April 1, 1998 and for deciding what portion of your account you are entitled to if you leave before age 65, hours of service in the employ of Bassist College from January 1, 1997 to February 26, 1998 are taken into account as hours of service under the plan to the same extent as if Bassist College had been a participating employer during that period.

     Massachusetts Communications College The requirement of one year of service in order to join this plan (that is, the Retirement Plan) shall not apply to any employee who, immediately prior to January 1, 2000, was an employee of Massachusetts Communications College and a participant in the Massachusetts Communications College 401(k) Plan and Trust.

     In addition, in determining the length of your service for getting into this plan (that is, the Retirement Plan) effective January 1, 2000 and for deciding what portion of your account you are entitled to if you leave before age 65, hours of service in the employ of Massachusetts Communications College from January 1, 1999 through December 31, 1999 are taken into account as hours of service under the plan to the same extent as if Massachusetts Communications College had been a participating employer during that period.

Page 54  The Education Management Corporation

     In addition, if hours of service by employees of Massachusetts Communications College for years before 1999 can be substantiated by December 31, 2000, then in determining the length of your service for deciding what portion of your account you are entitled to if you leave before age 65, hours of service in the employ of Massachusetts Communications College for years before 1999 will be taken into account as hours of service under the plan to the same extent as if Massachusetts Communications College had been a participating employer during that period. As an exception, no more than five years of service will be credited under this paragraph to any employee who upon entering this plan is a "restricted employee" as described in the section called "Maximum Amount of 401(k) Contributions."

     Art Institute of Charlotte The requirement of one year of service in order to join this plan (that is, the Retirement Plan) shall not apply to any employee who, immediately prior to January 1, 2000, was an employee of the American Business & Fashion Institute, Inc. and a participant in the American Business & Fashion Institute, Inc. 401(k) Profit Sharing Plan.

     In addition, in determining the length of your service for getting into this plan (that is, the Retirement Plan) effective January 1, 2000 and for deciding what portion of your account you are entitled to if you leave before age 65, hours of service in the employ of the American Business & Fashion Institute, Inc. from January 1, 1999 through December 31, 1999 are taken into account as hours of service under the plan to the same extent as if the American Business & Fashion Institute, Inc. had been a participating employer during that period.

     In addition, if hours of service by employees of the American Business & Fashion Institute, Inc. for years before 1999 can be substantiated by December 31, 2000, then in determining the length of your service for deciding what portion of your account you are entitled to if you leave before age 65, hours of service in the employ of the American Business & Fashion Institute, Inc. for years before 1999 will be taken into account as hours of service under the plan to the same extent as if the American Business & Fashion Institute, Inc. had been a participating employer during that period. As an exception, no more than five years of service will be credited under this paragraph to any employee who upon entering this plan is a "restricted employee" as described in the section called "Maximum Amount of 401(k) Contributions."

     Art Institute of Las Vegas In determining the length of your service for the purpose of eligibility to receive matching contributions and for deciding what portion of your account you are entitled to if you leave before age 65, hours of service in the employ of the Interior Design Institute, Inc. before it was acquired by Education Management Corporation are taken into account as hours of service under the plan to the same extent as if the Interior Design Institute, Inc. had been a participating employer during that period. As an exception, no more than five years of service will be credited under this paragraph to any employee who upon entering this plan is a "restricted employee" as described in the section called "Maximum Amount of 401(k) Contributions."

     Art Institute of California . In determining the length of your service for the purpose of eligibility to receive matching contributions and for deciding what portion of your account you are entitled to if you leave before age 65, hours of service in the employ of LJAAA, Inc. before it was acquired by Education Management Corporation are taken into account as hours of service under the plan to the same extent as if LJAAA, Inc. had been a participating employer during that period. As an exception, no more than five years of service will be credited under this paragraph to any employee who upon entering this plan is a "restricted employee" as described in the section called "Maximum Amount of 401(k) Contributions."

Retirement Plan  Page 55

                               Appendix A to the
                       Education Management Corporation
                                Retirement Plan

                 Participating Employers As of August 1, 2001
        (* denotes employer that does not participate in ESOP feature)

The Art Institute of Atlanta, Inc.                       The Art Institute of Las Vegas, Inc.*
6600 Peachtree Dunwoody Road                             4225 S. Eastern Avenue, Suite 4
100 Embassy Row                                          Las Vegas, NV  89119
Atlanta, GA 30328                                        (effective July 1, 2001)

TAIC, Inc.*                                              The Art Institute of Los Angeles, Inc.*
d/b/a The Art Institute of California                    Santa Monica Business Park, Building S
10025 Mesa Rim Road                                      2900 31st Street, Suite 150
San Diego, CA  92121                                     Santa Monica, CA 90405
(effective January 1, 2001)                              (effective January 13, 1997)

The Art Institute of Charlotte, Inc.*                    The Art Institute of Los Angeles
1515 Mockingbird Lane, Suite 600                         - Orange County, Inc.*
Charlotte, NC  28209                                     3601 West Sunflower Avenue
(effective January 1, 2000)                              Santa Ana, CA  92704
                                                         (effective January 1, 2000)

The Art Institute of Colorado, Inc.                      The Art Institutes International Minnesota, Inc.*
1200 Lincoln Street                                      15 South 9th Street
Denver, CO 80203                                         LaSalle Building
                                                         Minneapolis, MN 55402
                                                         (effective January 28, 1997)

The Art Institute of Dallas, Inc.                        The Art Institute of Pittsburgh
8080 Park Lane, Suite 100                                420 Boulevard of the Allies
Dallas, TX 75231                                         Pittsburgh, PA 15219

The Art Institute of Ft. Lauderdale, Inc.                The Art Institute of Philadelphia, Inc.
1799 SE 17th Street                                      1622 Chestnut Street
Ft. Lauderdale, FL 33316                                 Philadelphia, PA 19103

The Art Institute of Houston, Inc.                       The Art Institute of Phoenix, Inc.*
1900 Yorktown                                            2233 West Dunlap Avenue
Houston, TX 77056                                        Phoenix, AZ 85021

The Art Institutes International
at San Francisco, Inc.*
1170 Market StreetSan Francisco, CA 94102
(effective December 19, 1997)

Page 56  The Education Management Corporation

The Art Institute of Portland, Inc.*                        1000 Plaza Drive, Suite 1000
2000 Southwest Fifth Avenue                                 Schaumburg, IL 60173
Portland, OR 97201
(effective April 1, 1998)
                                                            Massachusetts Communications College*
The Art Institute of Seattle, Inc.                          142 Berkeley Street
2323 Elliott Avenue                                         Boston, MA  02116
Seattle, WA 98121                                           (effective January 1, 2000)

                                                            NCPT, Inc.
The Art Institute of Washington, Inc.*                      6600 Peachtree Dunwoody Road
The Ames Center                                             100 Embassy Row
1820 N. Fort Meyer Drive                                    Atlanta, GA 30328
Arlington, VA  22209
(effective January 1, 2000)
                                                            The National Center for Professional Development
The Art Institute OnLine, Inc.*                             - University Division, Inc.
420 Boulevard of the Allies                                 6600 Peachtree Dunwoody Road
Pittsburgh, PA  15219                                       100 Embassy Row
                                                            Atlanta, GA 30328

                                                            The New York Restaurant School, Inc.*
The Illinois Institute of Art, Inc.*                        75 Varick Street, 16th Floor
350 North Orleans, Suite 136-L                              New York, NY 10013
Chicago, IL 60654

The Illinois Institute of Art at Schaumburg, Inc.*

Retirement Plan  Page 57

                               Appendix B to the
                       Education Management Corporation
                                Retirement Plan

                   Investment Options Effective July 6, 2001
                   -----------------------------------------

     Managed Income Portfolio (Fidelity) This is a commingled pool of the Fidelity Group Trust for Employee Benefit Plans. Its objective is to preserve principal while earning interest income. It invests in investment contracts offered by major insurance companies and other approved financial institutions and in certain types of fixed income securities. A small portion of the fund is invested in a money market fund to provide daily liquidity.

     Fidelity Intermediate Bond Fund This is a mutual fund that invests in all types of U. S. and foreign bonds, including corporate or U. S. government issues. Normally, it selects bonds considered medium to high quality ("investment grade") while maintaining an average maturity of 3 to 10 years. These bond prices will go up and down more than those of short-term bonds.

     Invesco Equity Income Fund This is a mutual fund that seeks to provide current income. Capital growth is an additional, but secondary, objective of the fund. Normally, at least 65% of the fund's assets are invested in dividend-paying common stocks. Up to 10% of its assets may be invested in stocks which do not pay dividends. The rest may be invested in corporate and other types of bonds.

     Spartan U. S. Equity Index Fund This fund, managed by Bankers Trust, seeks to provide investment results that correspond to the total return of common stocks publicly traded in the United States. In seeking this objective, the fund attempts to duplicate the composition and total return of the S&P 500. The fund uses an "indexing" approach and allocates its assets similarly to those of the index. The fund's composition may not always be identical to that of the S&P 500.

     Fidelity Freedom Funds These are mutual funds that invest in a combination of Fidelity equity, fixed-income, and money market funds. They allocate their assets among those funds according to an asset allocation strategy that becomes increasingly conservative as each Freedom Fund approaches its target retirement date. The Freedom Funds are:

     Fidelity Freedom 2000 Fund -- targeted to investors expecting to retire around 2000.
     Fidelity Freedom 2010 Fund -- targeted to investors expecting to retire around 2010.
     Fidelity Freedom 2020 Fund -- targeted to investors expecting to retire around 2020.
     Fidelity Freedom 2030 Fund -- targeted to investors expecting to retire around 2030.
     Fidelity Freedom 2040 Fund -- targeted to investors expecting to retire around 2040.
     Fidelity Freedom Income Fund -- targeted to investors who have retired.

     Please note: The Fidelity Freedom Funds replace three other Fidelity funds that were previously available -- Fidelity Asset Manager, Fidelity Asset
     Manager: Growth, and Fidelity Asset Manager: Income. Effective July 6, 2001, no money may be contributed or transferred to those three Asset Manager funds.

     Please note also: If you have chosen any of those three Asset Manager funds --Fidelity Asset Manager, Fidelity Asset Manager: Growth, or Fidelity Asset Manager: Income -- as the destination for new contributions going into the plan, then effective July 6, 2001, those new contributions will automatically be re-directed by Fidelity into the Fidelity Freedom Fund that corresponds to your birth date, as shown on the table in the following paragraph.

Page 58  The Education Management Corporation

     Please note, finally: Participants with money in any of those Asset Manager funds --Fidelity Asset Manager, Fidelity Asset Manager: Growth, and Fidelity Asset Manager: Income -- are urged to move the money into other investment options available under the plan. Any money remaining in any of those three Asset Manager funds at September 30, 2001 (that is, 90 days later) will automatically be transferred by Fidelity into the Fidelity Freedom Fund that corresponds to your birth date, as shown on this table:

               Year of Birth                     Fidelity Freedom Fund
               -------------                     ---------------------
               1900-1934                                Freedom Income
               1935-1940                                  Freedom 2000
               1941-1950                                  Freedom 2010
               1951-1960                                  Freedom 2020
               1961-1970                                  Freedom 2030
               1971-1980                                  Freedom 2040

     Fidelity Magellan Fund This is a growth mutual fund that seeks long-term capital appreciation by investing in the stocks of both well-known and lesser known companies with potentially above-average growth potential and a correspondingly higher level of risk. Securities may be of foreign, domestic, and multinational companies.

     Fidelity Growth Company Fund This is a mutual fund that seeks long-term capital appreciation by investing primarily in common stocks and securities convertible into common stocks. It may invest in companies of any size with above-average growth potential, though growth is most often sought in smaller, less well known companies in emerging areas of the economy. The stocks of small companies often involve more risk than those of larger companies.

     Ariel Fund This is a mutual fund managed by Ariel Capital Management, Inc. It seeks long-term capital appreciation. It normally invests 80% of its assets in equity securities with market capitalizations under $1.5 billion. It may invest the remaining 20% in investment grade debt securities. It seeks environmentally responsible companies; it may not invest in issuers primarily involved in the manufacture of weapons systems, nuclear energy or tobacco.

     Franklin Small Cap Growth Fund A This is a mutual fund managed by Franklin Advisers, Inc. It seeks to increase the value of investments over the long term through capital growth. It invests primarily in equity securities of small capitalization growth companies, which generally have market capitalizations of less than $1.5 billion at the time of the investment. The fund may also invest up to 25% of its assets in foreign securities, which involve special risks, including economic and political uncertainty and currency fluctuation.

     Fidelity Diversified International Fund This is a mutual fund whose objective is capital growth. It normally invests at least 65% of total assets in foreign securities. It normally invests primarily in common stocks. Stocks are selected by using a computer-aided quantitative analysis supported by fundamental analysis. In exchange for greater potential rewards, foreign investments, especially in emerging markets, involve greater risks than U. S. investments and as with any investment, share price and return will fluctuate. The risks in foreign investments include political and economic uncertainties of foreign countries, as well as the risk of currency fluctuations.

Retirement Plan  Page 59